UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
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MicroStrategy Incorporated
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LETTER FROM OUR EXECUTIVE CHAIRMAN April 12, 2024

Dear Fellow Stockholder:

On behalf of the Board of Directors and our entire company, I invite you to attend MicroStrategy’s Annual Meeting of Stockholders on Wednesday, May 22, 2024, at 10:00 a.m., Eastern Daylight Time. This meeting will be held exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2024. This means there will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person.

2023 was a transformative year for MicroStrategy as we extended our Bitcoin strategy and positioned ourselves as the world’s first Bitcoin development company. This evolution corresponds with the increasing significance of our Bitcoin strategy to our overall business and reflects our belief that MicroStrategy presents a unique value proposition in the marketplace.

Bitcoin Development Company

In February 2024, we announced that we consider ourselves the world’s first Bitcoin development company. By this we mean we are a publicly-traded operating company committed to the continued development of the Bitcoin network through our activities in the financial markets, advocacy, and technology innovation. As an operating business, we are able to use cashflows as well as proceeds from equity and debt financings to accumulate Bitcoin, which serves as our primary treasury reserve asset. We also develop and provide innovative AI-powered enterprise analytics software that promotes our vision of Intelligence Everywhere™, and we are using our software development capabilities to develop Bitcoin applications. We believe that the combination of our operating structure, Bitcoin strategy and focus on technology innovation provides a unique opportunity for value creation.

Since the start of 2023, we managed to acquire more than 80,000 bitcoins using proceeds from equity and debt capital markets activities and excess cash from operations and other sources. This kind of activity, where we are able to raise capital and use excess operating cash to acquire bitcoin, distinguishes us from spot Bitcoin exchange-traded products, and we believe this value creation is part of the reason our stock has outperformed Bitcoin, the S&P 500, Nasdaq, Gold, and most other big technology and enterprise software companies since August 11, 2020 (when MicroStrategy first acquired Bitcoin).

Our Software Business

Turning to our core operating business, which complements our Bitcoin strategy, we have also transformed our software business in 2023 to make substantial progress toward our vision of Intelligence Everywhere™. The software business remains our primary revenue and cash flow generator, and our shift towards our cloud offering has resulted in strong growth in our subscription services revenue, driven by both existing customer migrations to the cloud and new customer wins. Our customer renewal rates continue to be among the highest we have ever experienced, and our subscription billings remain strong.

We have over 1,800 employees dedicated to developing and delivering AI-powered business intelligence (BI) software that can run on any cloud platform. In 2023, we released several innovative products that enhanced our portfolio capabilities and user experience, such as MicroStrategy ONE®, MicroStrategy AI™, and MicroStrategy Cloud™ for Azure, AWS, and Google Cloud Platform. Further, our cloud solutions are now available on the marketplaces of all three of these hyperscalers, making it easy for customers to buy and deploy our products. We believe our software business is poised for growth in 2024, as we focus on our key strategic goals of growing cloud, innovating with AI, and increasing profitability.

I couldn’t be more proud of MicroStrategy’s achievements in recent years, and couldn’t be more enthusiastic about the future for MicroStrategy, our partner organizations, our customers and our employees.

Our Board of Directors continues to play a critical role in our success and efforts to find new ways to create value for our stockholders. Our directors provide assistance and guidance in establishing and implementing our corporate strategies as well as independent oversight of our leadership, operations, and risk management, all of which are crucial to successfully navigating the transformative and evolving digital asset landscape. This high level of Board engagement provides a strong foundation for our success and maintaining the trust of our stockholders.

The accompanying Notice of Annual Meeting and Proxy Statement contain information about the proposals that will be presented at the Annual Meeting and on which you are asked to vote. Whether or not you plan to attend the meeting online, it is important that your shares be represented and voted at the meeting. I encourage you to read the materials carefully and vote promptly. We thank you for your ongoing confidence in MicroStrategy, and we look forward to your participation at the Annual Meeting.

Very truly yours,

Michael J. Saylor

Chairman of the Board & Executive Chairman

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 22, 2024

Time:	10:00 a.m., Eastern Daylight Time (“EDT”)

Place:	Exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2024

Record Date:	March 26, 2024. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to attend and vote at, the Annual Meeting.

A list of registered stockholders as of the close of business on the record date will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of at least 10 days prior to the Annual Meeting. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting at www.virtualshareholdermeeting.com/MSTR2024. To inspect the stockholder list before the Annual Meeting, stockholders can email our Investor Relations department at ir@microstrategy.com. You will need the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials.

Proxy Voting:

Your vote is important. Please vote your shares as soon as possible over the telephone, on the Internet, or by mail by completing, signing, dating, and returning your proxy card or voting instruction form. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting, as your proxy is revocable at your option. We are requesting your vote as to the matters of business set forth below.

Matters of Business:

1.	elect six (6) directors for the next year;

2.	ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

3.	transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

W. Ming Shao

Senior Executive Vice President, General Counsel and Secretary

Tysons Corner, Virginia

April 12, 2024

MICROSTRATEGY | 2024 Proxy Statement	i

Director Compensation	38
Equity Compensation Plan Information	40
Pay Versus Performance	41
CEO Pay Ratio	45
AUDIT COMMITTEE REPORT	46
PROPOSAL 2—RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024	47
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES	48

Fees and Services	48

Audit Committee Pre-approval Policies and Procedures	48
OTHER MATTERS	49

ii	MICROSTRATEGY | 2024 Proxy Statement

INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of MicroStrategy Incorporated (the “Company,” “MicroStrategy,” “we,” or “us”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2024 on Wednesday, May 22, 2024 at 10:00 a.m., EDT, and at any continuation, postponement or adjournment thereof. This proxy statement summarizes information needed to help you cast an informed vote at the Annual Meeting with respect to the proposals set forth in this proxy statement. We first made available this proxy statement, the Notice of Annual Meeting of Stockholders, and the proxy card on or about April 12, 2024, to all stockholders entitled to vote at the Annual Meeting. We intend to mail the Notice of Internet Availability of Proxy Materials on or about April 12, 2024, to all stockholders of record entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 22, 2024

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials on the Internet instead of mailing a printed copy of our proxy materials to all of our stockholders. Accordingly, we are sending a separate Notice of Internet Availability of Proxy Materials to our stockholders of record. All stockholders of record will have the ability to access the proxy materials and our annual report for the fiscal year ended December 31, 2023 (the “Annual Report”) on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed copy of the proxy materials and Annual Report. Instructions on how to access the proxy materials and Annual Report on the Internet or request a printed copy may be found in the Notice of Internet Availability of Proxy Materials.

To request a printed copy of our Annual Report, which we will provide to you free of charge, please write to our Investor Relations Department at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182, Attention: Investor Relations.

Stockholders Entitled to Vote

If you owned our class A common stock, par value $0.001 per share (“Class A Stock”), or our class B common stock, par value $0.001 per share (“Class B Stock” and collectively with Class A Stock, the “Common Stock”), at the close of business on March 26, 2024 (the “record date”), you are entitled to vote at the Annual Meeting. On the record date, there were an aggregate of 15,673,163 shares of our Class A Stock and 1,964,025 shares of our Class B Stock outstanding and entitled to vote. Each share of Class A Stock entitles the record holder thereof to one (1) vote on each of the matters to be voted on at the Annual Meeting, and each share of Class B Stock entitles the record holder thereof to ten (10) votes on each of the matters to be voted on at the Annual Meeting.

Votes Required

The holders of shares of Common Stock representing a majority of the votes of the outstanding shares of stock entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of Common Stock represented in person at the meeting.

The affirmative vote of a plurality of the votes cast by the holders of Common Stock voting on the matter is required for the election of directors (“Proposal 1”). The affirmative vote of a majority of the votes cast by the holders of Common Stock voting on the matter is required for the ratification of the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal 2”).

All executed proxies will be voted in accordance with the stockholders’ instructions on the matters set forth in the accompanying Notice of Annual Meeting, and if no choice is specified, executed proxies will be voted in accordance with the Board’s recommendations on such matters as set forth in this proxy statement.

MICROSTRATEGY | 2024 Proxy Statement	1

Attending the Annual Meeting

As in recent years, we have determined to hold the Annual Meeting in virtual format only, with no physical in-person meeting. Stockholders of record as of the record date, or those that hold a valid proxy, may attend the Annual Meeting online at www.virtualshareholdermeeting.com/MSTR2024. You will need the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, financial institution, or other nominee, or other similar evidence of ownership. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

How to Submit Questions

Stockholders of record as of the record date may submit questions in advance of the Annual Meeting at www.proxyvote.com using the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. Questions must be received by 5:00 p.m., EDT, on May 21, 2024. Questions will not be accepted during the Annual Meeting. We will try to answer as many stockholder-submitted questions that comply with the meeting rules of conduct as time permits. However, we reserve the right to edit profanity or other inappropriate language and to exclude questions that are not pertinent to Annual Meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

How to Vote

You do not need to attend the Annual Meeting to vote your shares. You may vote by proxy over the telephone, on the Internet, or by mail, and your votes will be cast for you at the Annual Meeting. This process is described below.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may (i) vote online during the Annual Meeting or (ii) vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, on the Internet, or by mail as instructed below to help ensure your vote is counted. You may still attend the Annual Meeting and vote during the meeting even if you have already voted by proxy; only your last vote before the close of voting will be counted.

During the Meeting:

To vote online during the Annual Meeting, visit www.virtualshareholdermeeting.com/MSTR2024 and vote by Internet as instructed. You will need the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials.

Phone:

To vote by telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m., EDT, on May 21, 2024, to be counted.

Internet:

To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m., EDT, on May 21, 2024, to be counted.

Proxy Card:

To vote by mail, simply complete, sign, and date the proxy card and return it promptly in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To request a printed copy of the proxy card, follow the instructions found in the Notice of Internet Availability of Proxy Materials. If we receive your signed proxy card by May 21, 2024, the designated proxy holders will vote your shares as you direct.

2	MICROSTRATEGY | 2024 Proxy Statement

Beneficial Owner: Shares Registered in the Name of Broker, Financial Institution, or Other Nominee

If, as of the close of business on March 26, 2024, the record date, your shares were held not in your name, but rather in an account at a brokerage firm, financial institution, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to help ensure that your vote is counted. Alternatively, you may vote over the telephone or on the Internet as instructed by your broker, financial institution, or other nominee, if applicable. To vote online during the Annual Meeting, you must obtain a valid proxy from your broker, financial institution, or other nominee. You will need the 16-digit control number included in your proxy card or the instructions that accompanied your proxy materials. Follow the instructions from your broker, financial institution, or other nominee included with these proxy materials, or contact your broker, financial institution, or other nominee to request a proxy.

List of Registered Stockholders

A list of registered stockholders as of the close of business on the record date will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of at least ten (10) days prior to the Annual Meeting. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting at www.virtualshareholdermeeting.com/MSTR2024. To inspect the stockholder list before the Annual Meeting, stockholders can email our Investor Relations department at ir@microstrategy.com. You will need the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials.

The Effect of Not Casting Your Vote, Broker Non-votes and Abstentions

Stockholder of Record. If you do not cast your vote, no votes will be cast on your behalf on any of the matters of business at the Annual Meeting. If you withhold authority to vote for any or all nominees for Proposal 1 or abstain from voting on Proposal 2, then your shares will not be counted as votes in favor of such proposed nominee(s) for Proposal 1 or as shares casting votes on Proposal 2 and accordingly will have no effect on the voting on such nominee(s) and such proposal.

Beneficial Owner. Proposal 1 is a “non-discretionary” item. If you withhold authority to vote for any or all nominees for Proposal 1 and your shares are held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote your shares on such matter, then your shares will not be counted as votes in favor of such proposed nominee(s) for Proposal 1. Accordingly, votes withheld and “broker non-votes” will have no effect on the voting on Proposal 1. Proposal 2 is a “discretionary” item, and your broker or nominee will be able to vote your shares with respect to Proposal 2, even if you have not given voting instructions to your broker or nominee.

Changing Your Vote and Revoking Your Proxy

Stockholder of Record. You may change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting a new vote over the telephone, on the Internet, or by a properly completed proxy card with a later date, (ii) delivering a written revocation or a subsequently dated proxy card to MicroStrategy’s General Counsel at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182, or (iii) voting online during the Annual Meeting.

Beneficial Owner. You may change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting new voting instructions to your broker or nominee by following the instructions they provided or (ii) if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting online and voting during the meeting using a valid legal proxy.

Costs of Solicitation

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our directors, officers, and employees, without additional remuneration, may solicit proxies by telephone and personal interviews, and we reserve the

MICROSTRATEGY | 2024 Proxy Statement	3

right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and, as required by law, we will reimburse them for their out-of-pocket expenses in this regard.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings for companies.

A number of brokers, financial institutions, and other nominees with account holders who are our stockholders will be householding our proxy materials. Under this practice, a single copy of the Notice of Internet Availability of Proxy Materials or other annual meeting materials will be delivered to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker, financial institution, or other nominee (if you are a beneficial owner) that we or they will be householding communications to your address, householding will continue until you are notified otherwise or until we receive contrary instructions from you or the other stockholder(s) you share an address with. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other annual meeting materials or if you currently receive multiple copies and would like to request householding of your communications, please notify us or your broker, financial institution, or other nominee. You can submit your written request to us at MicroStrategy Incorporated, located at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182, Attention: Investor Relations, or by calling 703-848-8600. We will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability of Proxy Materials or other annual meeting materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Stockholder Proposals

Proposals of stockholders intended to be presented at the 2025 Annual Meeting of Stockholders, including director nominations described below under the caption “Corporate Governance and the Board of Directors and its Committees—Director Candidates,” must be received by us at our principal offices at MicroStrategy Incorporated, 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182, Attention: General Counsel, by December 13, 2024 for inclusion in the proxy materials for the 2025 Annual Meeting of Stockholders. MicroStrategy suggests that proponents submit their proposals by a nationally recognized overnight courier service.

If a stockholder wishes to present a proposal before the 2025 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such stockholder must also give written notice to the General Counsel of the Company at the address noted above. The General Counsel must receive such notice by February 26, 2025 and, if a stockholder fails to provide such timely notice of a proposal to be presented at the 2025 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

In addition to the above, a stockholder intending to solicit proxies in support of director nominees other than the Company’s nominees in connection with the 2025 Annual Meeting of Stockholders must comply with the additional requirements of Rule 14a-19 under the Exchange Act, including sending notice, no later than March 24, 2025, setting forth the information required by Rule 14a-19(b) to the Company at the address set forth above.

4	MICROSTRATEGY | 2024 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of March 26, 2024, unless otherwise indicated, by:

•	each person who is known by us to beneficially own more than 5% of any class of our Common Stock;

•	each director or nominee for director;

•	each of our named executive officers as defined in Item 402(a)(3) of Regulation S-K; and

•	all directors and current executive officers as a group.

Except as otherwise indicated below, we believe, based on the information furnished to us, that the persons and entities named in the table have sole voting and investment power with respect to all shares that they beneficially own, subject to any applicable community property laws. Percentages have been calculated based on 15,673,163 shares of Class A Stock and 1,964,025 shares of Class B Stock outstanding as of March 26, 2024. Any shares of Class A Stock subject to outstanding stock options that are currently exercisable or will become exercisable within 60 days after March 26, 2024, any shares of Class A Stock subject to outstanding restricted stock units (“RSUs”) that will vest within 60 days after March 26, 2024, and any shares of Class A Stock issuable upon conversion of Class B Stock are deemed outstanding for the purpose of calculating such director’s or officer’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Except as otherwise indicated, the address of each beneficial owner named below is in care of MicroStrategy Incorporated, 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182.

	Number of Shares and Percent of Class Owned(1)				Beneficial Ownership of Class A Stock (Shares)(1)	Beneficial Ownership of Class A Stock (% of Class)(1)		Total Voting Power (%)(1)
	Class A Stock		Class B Stock
Beneficial Owner	Shares	% of Class	Shares	% of Class
Named Executive Officers and Directors:
Michael J. Saylor(2)	143,190	0.9	1,961,668	99.9	2,104,858	11.9		55.8
Phong Q. Le(3)	110,665	0.7	—	—	110,665	0.7		*
Kevin L. Adkisson(4)	259	*	—	—	259		*	*
Andrew Kang(5)	5,873	*	—	—	5,873		*	*
W. Ming Shao(6)	31,703	*	—	—	31,703		*	*
Stephen X. Graham(7)	22,700	*	—	—	22,700		*	*
Jarrod M. Patten(8)	32,500	*	—	—	32,500		*	*
Leslie J. Rechan(9)	15,750	*	—	—	15,750		*	*
Carl J. Rickertsen	—	—	—	—	—	—		—
All Other 5% Stockholders:
Capital International Investors (10)	1,558,897	9.9	—	—	1,558,897	9.9		4.4
The Vanguard Group, Inc.(11)	1,553,048	9.9	—	—	1,553,048	9.9		4.4
BlackRock, Inc.(12)	1,023,418	6.5	—	—	1,023,418	6.5		2.9
All directors and current executive officers as a group (8 persons)(13)	362,381	2.3	1,961,668	99.9	2,324,049	12.9		56.1

*	Less than 1.0%.
(1)

The inclusion of any shares of Common Stock deemed owned or beneficially owned does not constitute an admission of beneficial ownership of those shares. The number of shares and percentage of class owned is calculated for the Class A Stock by treating any shares of Class A Stock subject to outstanding stock options that are currently exercisable or will become exercisable within 60 days after March 26, 2024, and any shares of Class A Stock subject to outstanding RSUs that will vest within 60 days after March 26, 2024 held by each applicable person as outstanding for the purpose of calculating such applicable person’s ownership and percentage ownership of Class A Stock, but shares subject to such outstanding stock options and RSUs are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The number of shares and percentage of class owned for the Class B Stock reflect only outstanding shares of Class B Stock as there are no outstanding rights to acquire Class B

MICROSTRATEGY | 2024 Proxy Statement	5

Stock and, accordingly, the amounts and percentages of Class B Stock reported as owned are also the amounts and percentages of Class B Stock that are beneficially owned. The number of shares beneficially owned and the beneficial ownership percentage of Class A Stock is calculated on the same basis as the number and percentage of Class A Stock owned, except that the amounts beneficially owned for each applicable person also include any shares of Class A Stock issuable upon conversion of Class B Stock owned by such person, and for the purpose of calculating each applicable person’s beneficial ownership percentage, such shares of Class A Stock issuable upon conversion of Class B Stock are deemed outstanding for purposes of computing the percentage ownership of such person, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The percentage of total voting power is calculated by treating the shares of our Class A Stock and Class B Stock together as a single class. Shares of Class A Stock generally have the same rights, including rights to dividends, as shares of Class B Stock, except that shares of Class A Stock have one vote per share while shares of Class B Stock have ten votes per share. Each share of Class B Stock is convertible at any time, at the option of the holder, into one share of Class A Stock.

(2)

Mr. Saylor’s holdings of Common Stock consist of (i) an option exercisable within 60 days after March 26, 2024 to purchase 105,000 shares of Class A Stock, (ii) 1,961,668 shares of Class B Stock owned by Alcantara LLC, which is wholly owned by Mr. Saylor, and (iii) 38,190 shares of Class A Stock held by a charitable foundation for which Mr. Saylor serves as the sole trustee and as to which he disclaims beneficial ownership. On September 19, 2023, Mr. Saylor entered into a 10b5-1 trading plan (the “Trading Plan”) with respect to the exercise and sale of Class A Stock underlying his vested stock option. Under the Trading Plan, Mr. Saylor expects to exercise and sell 5,000 Shares underlying the vested stock option on each trading day following March 26, 2024 through April 25, 2024, subject to a minimum price condition, accounting for all remaining shares underlying the vested stock option.

(3)

Mr. Le’s holdings of Common Stock consist of (i) 665 shares of Class A Stock held by Mr. Le directly and (ii) options exercisable on or within 60 days after March 26, 2024 to purchase 110,000 shares of Class A Stock.

(4)

Mr. Adkisson’s holdings of Common Stock consist of 259 shares of Class A Stock held by Mr. Adkisson directly. Mr. Adkisson resigned as Senior Executive Vice President & Chief Revenue Officer on July 5, 2023.

(5)

Mr. Kang’s holdings of Common Stock consist of (i) 873 shares of Class A Stock held by Mr. Kang directly, (ii) options exercisable on or within 60 days after March 26, 2024 to purchase 3,750 shares of Class A Stock, and (iii) RSUs that will vest on or within 60 days after March 26, 2024 with respect to 1,250 shares of Class A Stock.

(6)

Mr. Shao’s holdings of Common Stock consist of (i) 453 shares of Class A Stock held by Mr. Shao directly and (ii) options exercisable on or within 60 days after March 26, 2024 to purchase 31,250 shares of Class A Stock.

(7)

Mr. Graham’s holdings of Common Stock consist of (i) 200 shares of Class A Stock held by Mr. Graham directly and (ii) options exercisable on or within 60 days after March 26, 2024 to purchase 22,500 shares of Class A Stock.

(8)	Mr. Patten’s holdings of Common Stock consist of options exercisable on or within 60 days after March 26, 2024 to purchase 32,500 shares of Class A Stock.
(9)

Mr. Rechan’s holdings of Common Stock consist of (i) 2,000 shares of Class A Stock held by Mr. Rechan indirectly through a trust, of which Mr. Rechan and his five children are beneficiaries and for which Mr. Rechan and two of his children serve as trustees and (ii) options exercisable on or within 60 days after March 26, 2024 to purchase 13,750 shares of Class A Stock.

(10)

The number of shares beneficially owned (and other information in this footnote) is as of December 29, 2023, based on a Schedule 13G/A filed on January 10, 2024, with the SEC by Capital International Investors. Capital International Investors beneficially owns 1,558,897 shares of Class A Stock and has sole voting power with respect to all of these shares and sole dispositive power with respect to all of these shares. The address for Capital International Investors is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(11)

The number of shares beneficially owned (and other information in this footnote) is as of March 28, 2024, based on a Schedule 13G/A filed on April 10, 2024, with the SEC by The Vanguard Group, Inc. The Vanguard Group, Inc. beneficially owns 1,553,048 shares of Class A Stock and has sole dispositive power with respect to 1,510,063 of these shares, shared voting power with respect to 27,097 of these shares, and shared dispositive power with respect to 42,985 of these shares. The address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(12)

The number of shares beneficially owned (and other information in this footnote) is as of December 31, 2023, based on a Schedule 13G/A filed on January 26, 2024, with the SEC by BlackRock, Inc. BlackRock, Inc. beneficially owns 1,023,418 shares of Class A Stock and has sole voting power with respect to 1,006,687 of these shares and sole dispositive power with respect to 1,023,418 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(13)

Shares of Common Stock held by the directors and current executive officers as a group consist of (i) 42,381 shares of Class A Stock, (ii) options exercisable on or within 60 days after March 26, 2024 to purchase an aggregate of 318,750 shares of Class A Stock, (iii) RSUs that will vest on or within 60 days after March 26, 2024 with respect to 1,250 shares of Class A Stock and (iv) 1,961,668 shares of Class B Stock, which are convertible into the same number of shares of Class A Stock at any time at the option of the holder.

6	MICROSTRATEGY | 2024 Proxy Statement

EXECUTIVE OFFICERS OF THE COMPANY

Our executive officers and their ages and positions as of April 12, 2024, are as follows:

Name	Age	Title
Michael J. Saylor	59	Chairman of the Board & Executive Chairman
Phong Q. Le	47	President & Chief Executive Officer
Andrew Kang	47	Senior Executive Vice President and Chief Financial Officer
W. Ming Shao	55	Senior Executive Vice President, General Counsel & Secretary

Set forth below is certain information regarding the professional experience of each of the above-named persons. There are no family relationships among any of our executive officers or directors. For information regarding the professional experience of Messrs. Saylor and Le, see “Proposal 1—Election of Directors” below.

Andrew Kang has served as Senior Executive Vice President & Chief Financial Officer since May 2022. Prior to joining MicroStrategy, Mr. Kang served as Executive Vice President and Chief Financial Officer of Greensky, Inc. (“Greensky”), a publicly listed financial technology firm specializing in point-of-sale consumer financing from September 2020 until it was acquired by Goldman Sachs in April 2022. Mr. Kang has over 20 years of experience in accounting, treasury, capital markets, asset liability management, financial planning and analysis, and investor relations. Prior to Greensky, Mr. Kang served as Corporate Treasurer for Santander Holdings USA, the U.S. subsidiary of Banco Santander S.A., from April 2018 to September 2020, where he oversaw liquidity, balance sheet and capital management for the $150 billion bank holding company. Mr. Kang has also served as Corporate Treasurer at Santander Consumer USA and Exeter Finance, and has held leadership positions at HSBC Holdings plc and Capital One Financial Corporation. Mr. Kang also currently serves on the Board of Trustees at The Schenck School, one of the national’s oldest and most highly regarded independent elementary schools for dyslexic students in the U.S. Mr. Kang received a B.A. in Biology and post-baccalaureate certification in Accounting, both from the University of Virginia.

W. Ming Shao has served as Senior Executive Vice President, General Counsel & Secretary since December 2014 and has previously served in other senior positions, including Executive Vice President & General Counsel, Senior Vice President & General Counsel, and Senior Vice President & Deputy General Counsel, since joining MicroStrategy in February 2000. Prior to that, Mr. Shao was a lawyer practicing at the global law firm Hogan & Hartson L.L.P. (now Hogan Lovells US LLP). Mr. Shao received an A.B. in Government from Cornell University and a J.D. from Harvard Law School.

MICROSTRATEGY | 2024 Proxy Statement	7

PROPOSAL 1—ELECTION OF DIRECTORS

The Board proposes the election of the persons listed below as directors of the Company. Each current director of the Company has been nominated for re-election. The persons named in the proxy card will vote to elect as directors the six nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board. Each director will be elected to hold office until the next annual meeting of stockholders and until the election and qualification of his successor or his earlier death, resignation, or removal. The Board may elect additional directors in the future in accordance with the Company’s Amended and Restated By-laws.

Nominees

Set forth below, for each nominee, is his name, age, position with the Company, principal occupation and business experience during at least the past five years, the year of commencement of his term as a director of the Company, and the names of other public companies in which he currently holds directorships or has held directorships during at least the past five years, as applicable. We have also presented information below regarding each nominee’s specific experience, qualifications, attributes, and skills that led our Board to conclude that he should serve as a director.

Michael J. Saylor Chairman of the Board & Executive Chairman Age: 59 Director since: 1989 Board Committees: None

Mr. Saylor has served as Chairman of the Board and Executive Chairman since August 2022 and previously served as Chairman of the Board and Chief Executive Officer from November 1989, when he founded MicroStrategy, to August 2022. Mr. Saylor also previously served as President from November 1989 to November 2000, from January 2005 to October 2012, and from January 2016 to July 2020. Prior to that, Mr. Saylor was employed by E.I. du Pont de Nemours & Company as a venture manager from 1988 to 1989 and by Federal Group, Inc. as a consultant from 1987 to 1988. Mr. Saylor received an S.B. in Aeronautics and Astronautics and an S.B. in Science, Technology, and Society from the Massachusetts Institute of Technology.

Qualifications: We believe that Mr. Saylor is well-suited to serve on our Board due to his position as our Executive Chairman and his more than 30 years with the Company, including as its founder. In addition to his leadership expertise, Mr. Saylor is regarded as a technology visionary and bitcoin thought leader, and he has deep knowledge of the Company’s history, strategy, technology, and culture, as well as unique insight into the Company’s product development, marketing, finance, and operations.

8	MICROSTRATEGY | 2024 Proxy Statement

Phong Le Chief Executive Officer Age: 47 Director since: 2022 Board Committees: None

Mr. Le has served as a member of the Board and as President & Chief Executive Officer since August 2022 and previously served as President from May 2022 to August 2022, President & Chief Financial Officer from July 2020 to May 2022, Senior Executive Vice President, Chief Operating Officer & Chief Financial Officer from April 2020 to July 2020, Senior Executive Vice President & Chief Operating Officer from November 2019 to April 2020, Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer & Treasurer from June 2018 to November 2019, and Senior Executive Vice President, Chief Financial Officer & Treasurer from August 2015 to June 2018. Prior to joining MicroStrategy, Mr. Le served as the chief financial officer of XO Communications, a privately-held telecommunications company, from August 2014 to August 2015. From March 2010 to August 2014, Mr. Le held senior positions at NII Holdings, a Nasdaq-listed telecommunications company, including vice president of financial planning and analysis, vice president of strategy and business operations, and vice president of strategic finance. Prior to that, Mr. Le worked in the consulting practice at Deloitte from 1998 to 2010, where he held various positions, including senior manager. Mr. Le holds a B.S. in Biomedical and Chemical Engineering from The Johns Hopkins University and an M.B.A. from the Sloan School of Management at the Massachusetts Institute of Technology.

Qualifications: We believe that Mr. Le is well-suited to serve on our Board due to his position as our Chief Executive Officer, his more than eight years with the Company, and his outside executive experience.

Stephen X. Graham Independent Director Age: 71 Director since: 2014 Board Committees: Audit (Chair)

Mr. Graham has been a member of the Board since April 2014. Mr. Graham is currently president of CrossHill Financial Group, Inc., a private merchant bank and advisory firm that he founded in 1988, and was a general partner of both CrossHill Georgetown Capital, L.P. from 2000 through December 2023 and CrossHill Debt II, L.P. from 2004 through December 2023. He has been a manager of CrossHill Georgetown Management, LLC since 2000. Mr. Graham also served as chairman of the board of directors from 2009 until December 2022, and as chief executive officer from 2014 until December 2022, of Meteor Affinity, Inc. (“Meteor”), a marketing and advertising company, which operated the Official NASCAR Members Club and which served as a portfolio company of CrossHill Debt II, L.P. Meteor was voluntarily dissolved on December 15, 2022. Prior to that, Mr. Graham was a principal with Kidder, Peabody & Co. and held positions with Merrill Lynch & Co. and Arthur Young & Co. (which later became part of Ernst & Young LLP). Mr. Graham was a member of the board of directors of TNS, Inc. (“TNS”), a former New York Stock Exchange-listed global data communications and interoperability solutions company, from 2003 until the company’s acquisition by Siris Capital Group, LLC in 2013. While a member of the board of directors of TNS, Inc., Mr. Graham served as chairman of the audit committee from 2003 to 2013 and as chairman of the board of directors from 2012 to 2013. Mr. Graham also served as a member of the board of directors of Speedus Corp. from 2009 to 2011. Mr. Graham also previously served from 1995 to 2001 as a member of the board of directors of Credit Management Solutions, Inc., a former Nasdaq-listed credit processing software company, and several private companies. Mr. Graham received a B.S.B.A. from Georgetown University and an M.B.A. from the University of Chicago Booth School of Business.

Qualifications: We believe that Mr. Graham is well suited to serve on our Board due to his substantial executive experience and his experience as an outside director and audit committee member, which provides the Board with important perspectives on financial matters.

MICROSTRATEGY | 2024 Proxy Statement	9

Jarrod M. Patten Independent Director Age: 52 Director since: 2004 Board Committees: Audit, Compensation

Mr. Patten has been a member of the Board since November 2004. Mr. Patten founded RRG, a global real estate consulting and advisory firm, and has served as the firm’s president and chief executive officer since its inception in 1996. RRG is an international consulting firm specializing in the development and implementation of enterprise-wide audit and cost control strategies that heighten operational controls, lower operating costs, increase transparency, and extend cost accountability for RRG’s geographically diverse client base. In January 2024, Mr. Patten joined the board of directors of Core Scientific, Inc. (“Core Scientific”), a Nasdaq-listed digital asset mining and blockchain infrastructure company, and has since served as the chairman of the board of directors and as a member of the audit committee of the board of directors of Core Scientific. Mr. Patten received a B.S. in Biology and a B.A. in Biological Anthropology and Anatomy from the Trinity College of Arts and Sciences at Duke University.

Qualifications: We believe that Mr. Patten is well-suited to serve on our Board due to his leadership and management expertise as a chief executive officer, his international business, finance, and corporate compliance experience, and his extensive knowledge of cost and operational controls.

Leslie J. Rechan Independent Director Age: 62 Director since: 2018 Board Committees: Compensation

Mr. Rechan has been a member of the Board since March 2018. Mr. Rechan founded Rechan Consulting Group LLC, a CXO services firm, and has served as the firm’s chief executive officer since its inception in February 2022. Mr. Rechan has also served as a board advisor since March 2024 at Lorica Cybersecurity, a privately-held developer of privacy enhancing technologies. Mr. Rechan also served as chief growth officer from February 2022 through January 2024 and as a board advisor from January 2017 through January 2024 at JASCI Software, a privately-held next generation warehouse management system company. Mr. Rechan also served as a board advisor and board member at Cognitive Scale, a trusted AI development platform company, from October 2014 through December 2022. Mr. Rechan served as chief operating officer of PROS Holdings, Inc., a publicly-traded cloud software company, from May 2020 to February 2022. From September 2017 to May 2020, Mr. Rechan served as president and chief executive officer and a director of Solace Corp., a privately-held smart data movement solutions company. Prior to that, Mr. Rechan served as president and chief executive officer and a director of Halogen Software, a cloud-based talent management software provider, from May 2015 to May 2017. Previously, he served as general manager from November 2011 to April 2014 and as vice president, sales, solutions, and services from February 2008 to October 2011 of IBM Business Analytics, a software group at IBM Corp. (“IBM”). He also served as chief operating officer of Cognos Inc. from 2006 to 2008. Prior to Cognos, Mr. Rechan worked at Siebel Systems, Inc. (“Siebel Systems”) and then Oracle Corporation (“Oracle”) upon its acquisition of Siebel Systems in 2006. From March 2006 to May 2006, Mr. Rechan served as senior vice president and global general manager, CRM strategy at Oracle. From 2004 to 2006, Mr. Rechan served as senior vice president and general manager of Americas sales of Siebel Systems and served in the same capacity for the global manufacturing and distribution industries business unit of Siebel Systems. Mr. Rechan served as senior vice president and general manager of North American worldwide field operations of Cadence Design Systems Inc. from 2003 to 2004. He served as president and chief operating officer of Onyx Software Corp. from 2001 to 2002. Prior to 2001, Mr. Rechan held several leadership positions at IBM across field sales, systems engineering, services, solutions, development, and general management in North America, Europe, and Asia Pacific. From May 2015 to May 2020, Mr. Rechan served on the board of directors and audit committee of PROS Holdings, Inc. Mr. Rechan received a B.S. in Electrical Engineering and a B.A. in Organizational Behavior from Brown University and an M.A. in Management from Northwestern University.

Qualifications: We believe that Mr. Rechan is well-suited to serve on our Board due to his expertise in corporate strategy and development in the enterprise software sector and his extensive experience in international operations, sales, and services.

10	MICROSTRATEGY | 2024 Proxy Statement

Carl J. Rickertsen Independent Director Age: 64 Director since: 2002 Board Committees: Compensation (Chair), Audit

Mr. Rickertsen has been a member of the Board since October 2002. Mr. Rickertsen is currently managing partner of Pine Creek Partners LLC and Iris Partners LLC, each a private equity investment firm, positions he has held since January 2004. From January 1998 to January 2004, Mr. Rickertsen was chief operating officer and a partner at Thayer Capital Partners (“Thayer”), a private equity investment firm. From September 1994 to January 1998, Mr. Rickertsen was a managing partner at Thayer. Mr. Rickertsen was a founding partner of three Thayer investment funds totaling over $1.4 billion and is a published author. Mr. Rickertsen served as a member of the boards of directors and audit committees of Apollo Senior Floating Rate Fund Inc. and Apollo Tactical Income Fund Inc., each of which is a closed-end management investment company, from 2011 and 2013, respectively, until 2023. He has also served as a member of the board of directors and audit and compensation committees of Berry Global Inc., a global manufacturer and marketer of value-added plastic consumer packaging and engineered materials, since January 2013. He has also served as a member of the board of directors of Hut 8 Corp. (formerly Hut 8 Mining Corp., prior to a business combination transaction completed in November 2023), a Nasdaq-listed digital asset mining company, since December 2021. From April 2012 to October 2016, Mr. Rickertsen was a member of the board of directors and compensation committee of Noranda Aluminum Holding Corporation, an integrated producer of value-added primary aluminum products and rolled aluminum coils. From April 2003 to January 2010, Mr. Rickertsen was a member of the board of directors and audit committee of Convera Corporation, a publicly-traded search-engine software company. From March 2004 to September 2008, Mr. Rickertsen was a member of the board of directors and compensation committee of UAP Holding Corp., a distributor of farm and agricultural products. Mr. Rickertsen received a B.S. from Stanford University and an M.B.A. from Harvard Business School.

Qualifications: We believe that Mr. Rickertsen is well-suited to serve on our Board due to his finance and capital markets experience across various industries and his experience as an outside director of several public companies, which provides the Board with important perspectives on corporate governance matters.

The Board Recommends a Vote “FOR” Each of the Nominees Named Herein for Election as Director.	✔

MICROSTRATEGY | 2024 Proxy Statement	11

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS AND ITS COMMITTEES

Related Person Transactions Policy and Related Person Transactions

We have adopted a formal written policy and procedure for the review, approval, and ratification of related person transactions, as defined under the rules and regulations promulgated by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The policy covers any transaction in which we were or are to be a participant, the amount involved exceeds $120,000, and any related person had or will have a direct or indirect material interest. For purposes of the policy, a related person is defined to be any of the following: (i) a director, director nominee, or executive officer of the Company since the beginning of the Company’s last fiscal year; (ii) a beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) a member of a foregoing person’s immediate family; and (iv) any entity in which one or more of the foregoing persons, individually or in the aggregate, has or had a greater than 10% ownership interest. The policy generally requires any proposed related person transaction to be reported to our General Counsel and reviewed and approved by the Audit Committee of the Board (the “Audit Committee”) prior to effectiveness or consummation of the transaction, whenever practical. If the General Counsel determines that advance approval of a related person transaction is not practical under the circumstances, the Audit Committee must review the transaction and, in its discretion, may ratify the related person transaction at its next meeting. For transactions arising between meetings of the Audit Committee, the Chair of the Audit Committee can approve the transaction, subject to ratification by the Audit Committee at its next meeting. If the General Counsel first learns of a related person transaction after such transaction has already taken place, the Audit Committee must review the transaction and, in its discretion, may ratify the related person transaction at its next meeting. Related person transactions involving compensation of executive officers must be reviewed and approved in accordance with the Company’s then-existing executive compensation policies or procedures as approved by the Board or an independent committee thereof.

The Audit Committee may approve or ratify a related person transaction only if the Audit Committee determines that, under the circumstances, the transaction is in our best interests. The Audit Committee may impose conditions on the related person transaction as it deems appropriate. In making such determination, the Audit Committee reviews and considers the following, among other factors:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature is reviewed by the Audit Committee annually.

In addition to the procedures set forth in the policy, we have multiple processes for reporting conflicts of interest, including related person transactions, to the Audit Committee. Under our Code of Conduct, all employees are required to report any transaction, relationship, or other circumstance that constitutes a conflict of interest for such employee to the General Counsel or to the Audit Committee, as appropriate. We also annually distribute questionnaires to our executive officers and members of the Board requesting certain information regarding, among other things, their immediate family members, employment, and beneficial ownership interests, which information is then reviewed for any conflict of interest under the Code of Conduct and for any related person transaction under the policy.

D&O Indemnification Arrangements

As previously disclosed, in June 2021, the Company determined not to renew its directors’ and officers’ (“D&O”) liability insurance. The Company determined that the D&O policies considered at that time would have provided insufficient

12	MICROSTRATEGY | 2024 Proxy Statement

coverage and would have required substantial premiums to the extent coverage was available due to the novelty of the Company’s bitcoin acquisition strategy. Instead, Mr. Saylor agreed with the Company to personally provide coverage substantially equivalent to such a policy for an initial term of 90 days and subject to successive 90-day extensions at the election of the Company (the “Original Agreement”). Pursuant to the Original Agreement, during the term of the agreement, Mr. Saylor provided, from his personal funds, indemnity coverage to the Company for the benefit of the D&Os of the Company and its subsidiaries in the event such coverage was not indemnifiable by the Company, up to a total of $40 million. During the third and fourth quarters of 2021 and the first quarter of 2022, pursuant to the terms of the Original Agreement, the Company elected to extend the term of the Original Agreement for additional 90-day periods. The Company paid Mr. Saylor a fee of $388,945 for each of the initial and successive 90-day terms.

On June 12, 2022, Mr. Saylor and the Company entered into a renewed indemnification agreement (the “Renewed Agreement”) for an initial term of 90 days, which became effective upon the expiration of the final 90-day extension of the Original Agreement. In return, the Company paid Mr. Saylor a one-time fee of $388,945 for the initial 90-day term (the “Renewal Payment”).

On June 24, 2022, the Company bound D&O liability insurance policies (the “Initial Commercial Policies”) with several third-party carriers for $30 million in coverage. Concurrently, Mr. Saylor and the Company also entered into (i) an indemnification agreement (the “Excess Agreement”) for Mr. Saylor to provide $10 million in excess indemnity coverage payable only after the exhaustion of the Initial Commercial Policies, and (ii) an indemnification agreement (the “2022 Tail Agreement”) for Mr. Saylor to provide $40 million in indemnity coverage for claims made at any time based on actions or omissions occurring prior to the inception date of the Initial Commercial Policies. The Company paid Mr. Saylor $600,000 for a one-year term under the Excess Agreement, and $150,000 for a 90-day term under the 2022 Tail Agreement. At the option of the Company, the Company was permitted to extend the term under the 2022 Tail Agreement for up to a total of twenty-three additional 90-day periods, for $150,000 per additional 90-day term. In connection with the execution of the Initial Commercial Policies and the release of his obligations under the Renewed Agreement, Mr. Saylor refunded the Company $337,086, which was the pro rata portion of the Renewal Payment attributable to the period from the date of the Initial Commercial Policies through the end of the original term of the Renewed Agreement.

On August 30, 2022, the Company bound additional D&O liability insurance policies (the “Excess Commercial Policies”) with third-party carriers for $10 million in excess coverage payable only after the exhaustion of the Initial Commercial Policies. Effective as of the same date, the Company and Mr. Saylor executed an amendment (the “Amendment”) to the Excess Agreement to limit Mr. Saylor’s obligation to provide indemnification under the Excess Agreement to claims made during the term of the Excess Agreement which arise from wrongful acts occurring upon or after the commencement of the Excess Agreement but prior to the effective date of the Amendment. In connection with the Amendment, Mr. Saylor refunded $489,863 to the Company, representing the pro rata portion of the $600,000 originally paid by the Company to Mr. Saylor under the Excess Agreement attributable to the period from the date of the Amendment through the end of the original term of the Excess Agreement. During the third and fourth quarters of 2022 and the first quarter of 2023, pursuant to the terms of the 2022 Tail Agreement, the Company elected to extend the term of the 2022 Tail Agreement for additional 90-day periods and paid Mr. Saylor $150,000 for each such extension.

On June 12, 2023, the Company bound new D&O liability insurance policies (the “2023 Commercial Policies”) with third-party carriers that provide coverage substantially equivalent to the aggregate coverage provided under the Initial Commercial Policies and the Excess Commercial Policies for a policy period running from June 12, 2023 through June 12, 2024, except that the 2023 Commercial Policies also provide coverage for claims made with respect to wrongful acts or omissions occurring prior to the binding of the Initial Commercial Policies subject to exclusions with respect to claims previously noticed to and accepted by an earlier D&O insurer, claims related to acts or omissions giving rise to such claims, and demands, investigations, suits or other proceedings entered against an insured prior to June 24, 2022, as well as future interrelated wrongful acts (collectively, the “Excluded Claims”).

On June 12, 2023, the Company entered into a new indemnification agreement with Mr. Saylor (the “2023 Tail Agreement”) pursuant to which Mr. Saylor agreed to provide coverage that is similar to the coverage provided under the 2022 Tail Agreement, but only to cover the Excluded Claims for an initial one-year term and for a payment of $157,000. The Company may elect, at its option, to extend the term under the 2023 Tail Agreement for up to a total of four additional one-year periods, for $157,000 per each additional one-year term.

MICROSTRATEGY | 2024 Proxy Statement	13

Trent Rechan

In January 2022, the Company extended an employment offer to Trent Rechan, son of director Leslie Rechan, to join the MicroStrategy Management Associate Rotation Program (“MARP”), which is a two-year program pursuant to which recent college graduates gain experience in four six-month rotations with key practice groups at the Company before starting full-time positions at the Company. Trent joined the program in August 2022 with three other MARP participants. From January 1, 2023 to April 5, 2024, Trent received aggregate compensation of $138,846, which included an aggregate base salary of $109,167, quarterly bonuses totaling $9,690, shares purchased pursuant to our 2021 Employee Stock Purchase Plan at an aggregate discount of $14,447, and $5,542 with respect to unused vacation days. Trent also received customary employee benefits. Trent departed from the Company on April 5, 2024.

Except as may be the case with respect to the indemnification arrangements and Trent Rechan’s employment with the Company discussed in the preceding paragraphs and as may otherwise be disclosed in “Executive and Director Compensation—Executive Officer Compensation” or “Executive and Director Compensation—Director Compensation,” there have been no related person transactions required to be reported pursuant to rules or regulations promulgated by the Exchange Act since the beginning of 2023.

Board of Directors

Our Board is currently comprised of Messrs. Saylor, Le, Graham, Patten, Rechan, and Rickertsen. During 2023, the Board met six times and acted by unanimous written consent four times. During 2023, (i) Mr. Saylor attended five of the six meetings of the Board (the meeting that Mr. Saylor did not attend related to the Company’s indemnification arrangements with Mr. Saylor and Mr. Saylor recused himself from that meeting—see “Related Person Transactions Policy and Related Person Transactions”) and (ii) all other Board members attended all the meetings of the Board. The Board has determined that each of the Company’s non-employee directors is an independent director as defined in Rule 5605(a)(2) of the Nasdaq Stock Market, Inc. (“Nasdaq”) Marketplace Rules. Neither Mr. Saylor nor Mr. Le is an independent director under Rule 5605(a)(2) because they are our Executive Chairman and Chief Executive Officer (“CEO”), respectively. Independent directors collectively constituted during 2023, currently constitute, and following the Annual Meeting (if all nominees are elected) will constitute a majority of the Board.

The independent members of the Board regularly meet in executive sessions without any employee director or other members of management in attendance.

The Company’s certificate of incorporation and by-laws require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law. As discussed above, in 2021, the Company determined not to renew its directors’ and officers’ liability insurance policy due to the Company’s inability to obtain acceptable terms due to market trends toward higher premiums and the novelty of the Company’s bitcoin acquisition strategy. Instead, Mr. Saylor agreed with the Company to personally provide coverage substantially equivalent to such a policy for up to a one-year period, and the other members of the Board were third-party beneficiaries thereof. As further discussed above, in 2022 and 2023, the Company entered into additional agreements with Mr. Saylor, who continued to personally provide directors’ and officers’ liability coverage. In order to assess the independence of its non-employee directors, the Board considered the indemnification agreements that the Company entered into with Mr. Saylor relating to the indemnification of directors and officers. The Board concluded that because such arrangements are governed by binding agreements with the Company as to which Mr. Saylor does not have unilateral discretion to perform, and because they are intended to replace or supplement, as applicable, an ordinary course insurance policy, those agreements would not impair the independent judgment of the other non-employee members of the Board.

Controlled Company

We are a “controlled company” as defined in Rule 5615(c)(1) of the Nasdaq Marketplace Rules because more than 50% of the voting power of the Company is controlled by our Chairman of the Board & Executive Chairman, Michael J. Saylor.

Because we qualify as a controlled company, we are not required to have a majority of our Board be comprised of independent directors. Additionally, our Board is not required to have an independent compensation or nominating committee or to have the independent directors exercise the nominating function. We are also not required to have the compensation of our executive officers be determined by a compensation committee of independent directors or a majority of the independent members of our Board. In addition, we are not required to empower our Compensation

14	MICROSTRATEGY | 2024 Proxy Statement

Committee of the Board (the “Compensation Committee”) with the authority to engage the services of any compensation consultants, legal counsel, or other advisors or to have the Compensation Committee assess the independence of compensation consultants, legal counsel, or other advisors that it engages. In May 2022, the Compensation Committee engaged Willis Towers Watson US LLC (“WTW”) to review and assist the Company in developing a compensation peer group, and to review the Company’s executive and Board compensation to inform the Compensation Committee’s determination of compensation levels for 2023. The Compensation Committee reviewed analyses prepared by WTW in making compensation determinations with respect to the President & CEO’s base salary and cash bonus target for 2023 and changes to compensation of non-employee directors that became effective in 2023. The Compensation Committee also reviewed analysis prepared by WTW in determining the structure and amounts of equity compensation to be paid to all executive officers in 2023. The Company also engaged WTW to advise on equity compensation matters generally in 2022, and on compensation matters generally in 2023. WTW did not provide any other services to us or our affiliates during 2023 and the work of WTW for the Compensation Committee did not result in any conflicts of interest.

In light of our status as a controlled company, our Board has determined not to establish an independent nominating committee or have its independent directors exercise the nominating function and has elected instead to have the Board be directly responsible for nominating members of the Board. As mentioned above, the majority of our Board is currently comprised of independent directors, and our Board has established a Compensation Committee comprised entirely of independent directors. For more information regarding how we determine our executive compensation in light of our status as a controlled company, please see “Executive and Director Compensation—Compensation Discussion and Analysis” below.

Audit Committee

The Board has established a standing Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act and adopted the Amended and Restated Charter for the Audit Committee, which is publicly available on the Corporate Governance section of our website, www.microstrategy.com/en/investor-relations. The Audit Committee reviews our accounting and financial reporting processes, the internal and external audits of our financial statements, and the effectiveness of our controls over financial reporting, provides the opportunity for direct contact between our independent registered public accounting firm and the Board, and provides information about significant financial matters to the Board.

The Audit Committee is currently comprised of Messrs. Graham (Chair), Patten, and Rickertsen. During 2023, the Audit Committee met nine times and acted by unanimous written consent four times. Mr. Rickertsen attended eight of the nine meetings of the Audit Committee. All other members attended all the meetings of the Audit Committee in 2023.

The Board has determined that each member of the Audit Committee meets the Nasdaq Marketplace Rules’ definition of an independent director for audit committee purposes, as well as the independence requirements of Rule 10A-3 under the Exchange Act. The Board has designated Mr. Graham as an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K. Additional information regarding the Audit Committee and its functions and responsibilities is included in this proxy statement under the caption “Audit Committee Report.”

Compensation Committee

The Board has established a standing Compensation Committee and adopted the Third Amended and Restated Charter for the Compensation Committee, which is publicly available on the Corporate Governance section of our website, www.microstrategy.com/en/investor-relations. The Compensation Committee determines the compensation arrangements of our Executive Chairman and President & CEO, equity awards, including awards under the MicroStrategy Incorporated 2023 Equity Incentive Plan (the “2023 Equity Plan”), and arrangements relating to certain perquisites and personal benefits provided to our executive officers, and performs other functions related to compensation matters. The Compensation Committee may delegate any of its responsibilities to (i) a subcommittee comprised of one or more members of the Compensation Committee, (ii) the Board of Directors or (iii) members of management.

The Compensation Committee Is currently comprised of Messrs. Rickertsen (Chair), Patten, and Rechan. During 2023, the Compensation Committee met two times and acted by unanimous written consent ten times. All members attended all the meetings of the Compensation Committee in 2023.

The Board has determined that each member of the Compensation Committee meets the Nasdaq Marketplace Rules’ definition of an independent director for compensation committee purposes, as well as the independence requirements of

MICROSTRATEGY | 2024 Proxy Statement	15

Rule 10C-1 under the Exchange Act. Each member of the Compensation Committee is also a non-employee director, as defined in Rule 16b-3 under the Exchange Act. Additional information regarding the Compensation Committee and its functions and responsibilities is included in this proxy statement under the captions “Executive and Director Compensation—Compensation Discussion and Analysis” and “Executive and Director Compensation—Compensation Committee Report.”

Investments Committee

The Board has established a standing Investments Committee of the Board (the “Investments Committee”). The Investments Committee has been delegated authority to acquire, dispose of, and manage alternative assets owned by the Company, including bitcoin. Management regularly consults with the Investment Committee regarding the execution of the Company’s bitcoin acquisition strategy.

The Investments Committee is currently comprised of Messrs. Saylor (Chair) and Graham. During 2023, the Investments Committee did not meet, but acted by unanimous written consent ten times.

In August 2022, in connection with his transition to serving as the Company’s Executive Chairman, Mr. Saylor assumed the role of Chair of the Investments Committee, a position in which he provides oversight of the Company’s execution of its bitcoin acquisition strategy.

Board Leadership Structure

Mr. Saylor is the Chairman of the Board and is our Executive Chairman. Mr. Le is our President & CEO. Our Board has determined that separating the CEO and Chairman roles, as effected by the August 2022 transition when Mr. Le became our CEO and Mr. Saylor became our Executive Chairman, is appropriate as it allows the CEO to implement our corporate strategies and to lead and manage our day-to-day operations, while enabling the Chairman of the Board to focus on innovation and our long-term corporate strategy, while continuing to provide oversight of the Company’s bitcoin strategy as the Chairman of the Investments Committee. Having served as the Company’s Chief Executive Officer for more than 30 years, Mr. Saylor continues to be extremely knowledgeable about the Company’s business and strategy and, therefore, we believe it remains appropriate for him to serve as the Chairman of the Board. In addition, Mr. Saylor’s service as Chairman of the Board allows him to provide strategic input on the type and number of issues proposed for Board consideration by helping to set and approve agendas for meetings and helping to ensure appropriate discussion of Board level issues.

We do not have a lead independent director or a presiding director. However, the independent directors regularly meet in executive sessions of the Board. In light of our status as a controlled company, we believe that the structure of our Board provides an appropriate balance of management leadership and non-management oversight.

Oversight of Risk

Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board oversees risk management activities relating to business strategy, capital allocation, organizational structure, cybersecurity, and certain operational risks. Our Audit Committee oversees risk management activities relating to financial controls and legal and compliance risks, our Compensation Committee oversees risk management activities relating to the Company’s compensation policies and practices, and our Investment Committee analyzes and considers investment and financial risks in connection with the execution of our bitcoin strategy. In addition, since risk issues often overlap, committees from time to time can request that the full Board discuss particular risk issues.

Director Candidates

As noted above, we do not have a standing nominating committee and the functions of evaluating and selecting directors are performed by the Board as a whole. The Board will, from time to time, evaluate biographical information and background materials relating to potential candidates and interview selected candidates.

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In considering whether to nominate any particular candidate for election to the Board, the Board uses various criteria to evaluate each candidate, including each candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest, and ability to act in the interests of our stockholders. In addition, the Board has adopted a Board Diversity Policy, under which the pool of candidates from which Board nominees are chosen is required to include candidates who are diverse with respect to gender, race, ethnicity and/or membership in a historically underrepresented group, and we are required, in selecting Board nominees, to consider candidates from both corporate positions beyond the executive suite and non-traditional environments, including government, academic, and nonprofit organizations. The Board will assess the effectiveness of its Board Diversity Policy whenever the Board next considers adding one or more new directors by subjectively considering the extent to which candidates who are diverse with respect to gender, race, ethnicity and/or membership in a historically underrepresented group were identified for consideration in accordance with the Board Diversity Policy. The Board also considers whether a potential nominee would satisfy the Nasdaq Marketplace Rules’ definition of an independent director and the SEC’s definition of an audit committee financial expert. The Board does not set specific minimum qualifications or assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee.

Due to our status as a controlled company under Nasdaq Marketplace Rules, we do not have a formal policy with respect to the consideration of director candidates recommended by our stockholders. Stockholder recommendations relating to director nominees or other proposals may be submitted in accordance with the procedures set forth above under “Information Regarding the Annual Meeting of Stockholders—Stockholder Proposals.” Any stockholder nominations proposed for consideration should include the nominee’s name and qualifications. Such nominations will be evaluated in the same manner as nominations by members of the Board, management, or other parties. Stockholders may also send communications to the Board in accordance with the procedures set forth below under “Corporate Governance and the Board of Directors and its Committees—Communicating with the Board of Directors.”

Directors’ Attendance at Annual Meeting of Stockholders

Although we do not have a policy with respect to directors’ attendance at our Annual Meeting, all directors are encouraged to attend the Annual Meeting. All six members of the Board, constituting the entire Board at the time of the 2023 Annual Meeting of Stockholders, attended the 2023 Annual Meeting of Stockholders, which was held in virtual format only.

Communicating with the Board of Directors

Stockholders who wish to send communications to the Board may do so by writing to the General Counsel of MicroStrategy, c/o MicroStrategy Incorporated, 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182. The mailing envelope must clearly indicate that the enclosed letter is a “Stockholder-Board Communication.” All such letters must identify the author as a stockholder and include the stockholder’s full name, address, and a telephone number. If the letter is intended for a specific Board member, the name of such Board member should be noted in the communication. The General Counsel will forward any such correspondence to the intended recipient. However, prior to doing so, the General Counsel or his designee will review such correspondence and, in his or her discretion, may not forward communications that relate to ordinary business affairs, communications that are primarily commercial in nature or personal grievances, or communications that relate to an improper or irrelevant topic or are otherwise inappropriate for the Board’s or any individual Board member’s consideration.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers, and holders of more than 10% of our Class A Stock to file reports of their ownership and changes in ownership of our Class A Stock with the SEC. Based solely on our review of the reports filed during 2023 and written representations from our directors and officers that no other reports were required, all Section 16(a) filing requirements were satisfied with respect to 2023.

Code of Ethics

The Board, through its Audit Committee, has adopted a Code of Ethics that applies to MicroStrategy’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and such other personnel of MicroStrategy or its majority-owned subsidiaries as may be designated from time to time by the Chair of the Audit Committee. The Code of Ethics, as amended, is publicly available on the Corporate Governance section of our

MICROSTRATEGY | 2024 Proxy Statement	17

website, www.microstrategy.com/en/investor-relations. We intend to disclose any amendments to the Code of Ethics or any waiver from a provision of the Code of Ethics on the Corporate Governance section of our website, www.microstrategy.com/en/investor-relations.

Clawback Policy

MicroStrategy has adopted a clawback policy in compliance with Nasdaq Listing Rule 5601 and Rule 10D-1 of the Exchange Act effective October 2, 2023. This clawback policy applies to current or former officers of the Company (as defined in Rule 16a-1(f) under the Exchange Act or to the extent Nasdaq Listing Rule 5608 otherwise provides, such officers as provided under Rule 5608) (“Covered Officers”) and requires us, subject to limited exemptions provided by Nasdaq rules, to act to recover incentive-based compensation erroneously received on or after October 2, 2023 by our current or former Covered Officers and within the three fiscal years preceding the date an accounting restatement is determined to be required. For more information, see our Dodd-Frank Compensation Recovery Policy, which is filed as an exhibit to our 2023 Annual Report on Form 10-K.

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EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

This section explains our executive compensation philosophy and objectives, how our objectives are implemented, the elements of our executive compensation program, and the decisions made with respect to 2023 regarding the compensation of each of our executive officers who served in 2023. We refer to the following individuals in our Compensation Discussion and Analysis as our “executive officers”:

Michael J. Saylor Executive Chairman & Chairman of the Board	Phong Q. Le President & Chief Executive Officer

W. Ming Shao Senior Executive Vice President, General Counsel & Secretary	Andrew Kang Senior Executive Vice President & Chief Financial Officer

All of these individuals and Kevin Adkisson, our former Senior Executive Vice President & Chief Revenue Officer, constitute our “named executive officers” for 2023 (as defined in Item 402(a)(3) of Regulation S-K).

General Philosophy and Compensation Objectives: Performance, Alignment, and Retention

The goal of our compensation program for our executive officers is the same as our goal for operating the Company—to create long-term value for our stockholders. In furtherance of this goal, our executive compensation program is designed to reward, motivate, and provide incentives for exceptional individual performance and effective leadership by our executive officers, to reward executive officers for superior financial and operating results of the Company, and to align our executive officers’ interests with those of our stockholders. It is also designed to attract and retain executive officers who may be presented with other professional opportunities, including ones at potentially higher compensation levels, by providing an overall compensation package that is market competitive over time and provides significant long-term incentives through the grant of equity awards. These objectives serve as the basis for determining the overall compensation of each executive officer, all in the context of general economic and industry conditions and Company performance.

Key elements of our executive compensation program for 2023 that were designed to achieve these objectives included:

•	a base salary for each of our executive officers, other than Mr. Saylor, designed to help retain them and reward them for overall performance;

•

a discretionary annual cash bonus target for each of Messrs. Le, Kang, and Shao designed to help retain, reward, and motivate them based on a subjective evaluation of their achievement of strategic, operational, and financial objectives in their areas of responsibility that support our goal of enhancing stockholder value;

•

a sales management variable compensation plan for Mr. Adkisson designed to help retain, reward, and motivate him to achieve superior performance in his area of responsibility, as measured by the achievement of revenue in excess of costs and specified budget thresholds; and

•

long-term incentives in the form of (i) stock options granted to each of Messrs. Adkisson and Kang, and (ii) RSUs and Performance Stock Units (“PSUs”) granted to each of Messrs. Le, Adkisson, Kang and Shao, under the 2023 Equity Plan, designed to provide them with long-term performance-based incentives that are intended to further align their interests with those of our stockholders.

We also provided each of our executive officers with certain perquisites and other benefits in 2023 that the Compensation Committee or Mr. Le, as applicable, believed were reasonable and consistent with the objectives of our executive compensation program. Perquisites comprised the most significant portion of Mr. Saylor’s 2023 compensation, principally as a result of security and transportation-related benefits and associated tax gross-up payments that are discussed below.

In determining executive officer compensation for 2023, the Compensation Committee and Mr. Le, as applicable, considered the stockholder support that the “say-on-pay” proposal received at our May 27, 2020 Annual Meeting of

MICROSTRATEGY | 2024 Proxy Statement	19

Stockholders and at our May 24, 2023 Annual Meeting of Stockholders, as applicable. Based on such consideration, as well as advice received from WTW, the compensation consultant engaged by the Compensation Committee, the Compensation Committee for the first time granted PSUs to executive officers, which cliff vest after three years subject to the achievement of a total stockholder return (“TSR”) condition. We believe that our compensation program is effectively designed to implement our objectives and is aligned with the interests of our stockholders.

Implementing Our Objectives

Role of the Compensation Committee and President & CEO

The Compensation Committee has the authority and responsibility to develop, adopt, and implement compensation arrangements for Mr. Saylor, our Executive Chairman and for Mr. Le, our President & CEO. As of August 8, 2022, the date Mr. Le assumed the role of President & CEO, the Board has delegated to Mr. Le, in his capacity as President & CEO, the authority and responsibility to develop, adopt, and implement compensation arrangements for all executive officers other than himself and Mr. Saylor. Consistent with the Nasdaq Marketplace Rules applicable to controlled companies, Mr. Le has made compensation determinations regarding executive officers other than himself and Mr. Saylor in periodic consultation with the Compensation Committee. However, at all times the Compensation Committee has had the authority and responsibility to determine the grant of equity awards under the 2013 Equity Plan and the 2023 Equity Plan and, for Messrs. Saylor and Le, cash compensation arrangements, and arrangements relating to certain perquisites and personal benefits.

Role of the Compensation Consultant

The Compensation Committee engaged WTW in May 2022 to review and assist the Company in developing a compensation peer group, and to review the Company’s executive and Board compensation to inform the Compensation Committee’s and Mr. Le’s determinations of compensation levels for 2023. The Compensation Committee reviewed analyses prepared by WTW in making compensation determinations with respect to the President & CEO’s base salary and cash bonus target for 2023, as well as the structure and amounts of equity compensation to be awarded to all executive officers in 2023, and Mr. Le reviewed these analyses in making base salary and cash bonus target determinations for 2023 with respect to Messrs. Kang and Shao. Additionally, the Compensation Committee reviewed analyses prepared by WTW in assessing changes to compensation of non-employee directors to be effective in 2023. The Company also engaged WTW to advise on equity compensation matters generally in 2022, and on compensation matters generally in 2023. WTW did not provide any other services to us or our affiliates during 2023 and the work of WTW for the Compensation Committee did not result in any conflicts of interest.

In 2022, in consultation with WTW, we developed the below peer group, which informed the Compensation Committee’s and Mr. Le’s review of our executive compensation program for 2023. We selected our peer group of companies based on a combination of factors, including industry classification and size (including employee count, revenue, and market capitalization). The Compensation Committee expects to review the relevance of the peer group intermittently and determine if any future modifications are necessary at that time.

• Teradata Corp.	• Guidewire Software, Inc.	• Altair Engineering Inc.	• SPS Commerce Inc.

• Pegasystems Inc.	• Coupa Software Inc.*	• Progress Software Corp.	• Everbridge, Inc.

• Verint Systems Inc.	• Five9, Inc.	• EVO Payments, Inc.**	• DOMO, Inc.

• New Relic, Inc.	• Alteryx, Inc.	• EverCommerce Inc.	• Enfusion, Inc.

*	Coupa Software Inc. was acquired in February 2023 and is no longer publicly traded.
**	Evo Payments, Inc. was acquired in March 2023 and is no longer publicly traded.

As of June 1, 2022, our market capitalization was at the 38th percentile relative to our peer group, and for the year ended December 31, 2021 (the most recently completed fiscal year when this peer group was approved), our revenue was at the 38th percentile relative to our peer group.

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Determining Compensation

Our executive compensation decisions are primarily based on a review of our performance and a subjective assessment of the executive officer’s performance during the year against strategic, operational, and financial objectives. The Compensation Committee and the President & CEO, as applicable, also take into account the scope of the executive officer’s responsibilities, unique leadership skills and management experience, strengths and abilities in his respective area of responsibility, employment and compensation history with us, overall compensation arrangements, and long-term potential to enhance stockholder value, all in the context of general economic and industry conditions, Company performance, and the executive compensation practices of the companies in our peer group. Specific factors that may affect executive compensation decisions include:

•

key financial metrics, such as revenues, bookings, current subscription billings, cost of revenues, operating expenses, operating income, and operating margins, (as each may be adjusted, to the extent applicable, to account for various non-cash items, such as digital asset impairments and share-based compensation expense); and

•

strategic and operational objectives, such as bitcoin-related initiatives and business strategy, operational, financial, and human capital management initiatives, technological innovation and product release execution, sales execution and performance, customer service, engagement, and consulting initiatives, development and execution of marketing initiatives, and oversight of corporate governance, commercial contracts, legal risk management, and other legal matters.

Each of the Compensation Committee and the President & CEO, as applicable, subjectively combine the compensation elements for each executive officer in a manner that each believes is consistent with the executive officer’s role and contributions to the Company. The Compensation Committee and the President & CEO incorporate flexibility into our compensation program and the assessment process to respond to and adjust for an evolving and dynamic business environment. We believe that our executive compensation program promotes long-term value to stockholders by retaining key executive officers and rewarding them for increases in the market price of our Class A Stock and for financial, operational and strategic results that are expected to contribute to long-term stockholder value.

The Compensation Committee and the President & CEO generally establish performance-based cash bonus arrangements and generally make determinations regarding adjustments to base salary and cash bonus targets for our executive officers in the first quarter of each year. Determinations regarding the actual payment of bonuses are generally made in the first quarter following the applicable performance period.

The Compensation Committee and the President & CEO, as applicable, established compensation based on their respective subjective determinations of the factors discussed above as well by reference to peer group benchmarking. In particular, the Compensation Committee reviewed analyses prepared by WTW with respect to (i) the President & CEO’s cash compensation when setting the President & CEO’s base salary and bonus targets for 2023 and (ii) the structure of equity compensation for executive officers more broadly when making equity grants in June 2023. The Compensation Committee also considered recommendations from the President & CEO in establishing compensation arrangements. Additionally, Mr. Le referred to WTW’s analysis when setting base salary and bonus target compensation for Messrs. Kang and Shao. The Compensation Committee and President & CEO did not assign relative weights to Company and individual performance in establishing these compensation arrangements, but instead made respective subjective determinations after considering such performances collectively.

Employment and Severance Agreements

As a general matter, our executive officers do not have standing employment, severance, or change-of-control agreements. However, Mr. Kang’s offer letter in connection with the commencement of his employment with the Company included a one-time reporting bonus of $100,000, and a severance arrangement in the event that his employment was terminated without cause, as defined in the offer letter, in an amount equal to twelve (12) months of base salary and an additional amount to be determined by the Company not to exceed his annual bonus potential prorated for the time he worked in that year up through his termination date, contingent on signing and not revoking a general release of claims against the Company. Additionally, in connection with his resignation from the Company in July 2023, Mr. Adkisson entered into an agreement with the Company, which provided for a lump-sum cash payment of $100,000.

Our Executive Chairman and President & CEO serve at the will of the Board, and the other executive officers serve at the will of the Board and the President & CEO. This approach is consistent with our employment and compensation philosophy that relies significantly upon providing incentives based on performance and aligning the interests of executive officers with those of our stockholders.

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Equity Ownership Guidelines

As of March 26, 2024, Mr. Saylor was deemed to own 143,190 shares of Class A Stock (in the form of a fully vested option to purchase 105,000 shares of Class A Stock and 38,190 shares of Class A Stock held by a charitable foundation for which Mr. Saylor serves as the sole trustee and as to which Mr. Saylor disclaims beneficial ownership) and 1,961,668 shares of Class B Stock, collectively representing 55.8% of the total voting power of the Company and beneficial ownership of 11.9% of our Class A Stock (see footnote (1) to the table set forth above in “Security Ownership of Certain Beneficial Owners and Management” for information about the calculation of total voting power and beneficial ownership of Class A Stock). Given the significant equity stake already held by Mr. Saylor, we do not believe that any equity ownership guidelines would be meaningful.

Prohibition on Hedging Transactions

Our insider trading policy prohibits our directors, officers, and employees (and anyone acting on their behalf) from engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

Elements Used to Achieve 2023 Compensation Objectives

The principal elements of our 2023 compensation program for each of our named executive officers were the following:

Michael J. Saylor: a stock option award under the 2013 Equity Plan granted in 2014 and perquisites consisting principally of security and transportation-related benefits and associated tax gross-up payments.

Phong Le: a base salary, a discretionary annual cash bonus target, stock option awards granted in 2017, 2018, 2019, 2021 and 2022 and RSUs granted in 2020 under the 2013 Equity Plan, and RSUs and PSUs granted in 2023 under the 2023 Equity Plan.

Kevin Adkisson: a base salary, quarterly cash bonus awards pursuant to his sales management variable compensation plan, stock option awards granted in 2019, 2020, 2021 and 2022 and RSUs granted in 2020 and 2021 under the 2013 Equity Plan, and a stock option award, RSUs and PSUs granted in 2023 under the 2023 Equity Plan. Additionally, in connection with his resignation from the Company in July 2023, Mr. Adkisson entered into an agreement with the Company, which provided for a lump-sum cash payment of $100,000.

Andrew Kang: a base salary, a discretionary annual cash bonus target, a stock option award and RSUs granted in 2022 under the 2013 Equity Plan, and a stock option award, RSUs and PSUs granted in 2023 under the 2023 Equity Plan.

Wei-Ming Shao: a base salary, a discretionary annual cash bonus target, stock option awards granted in 2018, 2019, 2021 and 2022 and RSUs granted in 2020 under the 2013 Equity Plan, and RSUs and PSUs granted in 2023 under the 2023 Equity Plan.

We also provided each of our executive officers with certain perquisites and other benefits in 2023 that the Compensation Committee and the President & CEO, as applicable, believe are reasonable and consistent with the objectives of our executive compensation program. Each of these compensation elements satisfies one or more of our performance, alignment, and retention objectives, as described more fully below.

Base Salary

We provide cash compensation in the form of base salary to help (i) attract and retain talented executive officers and (ii) reward overall performance by our executive officers. For 2023, a competitive base salary was an important component of compensation as it provided a degree of financial stability for each of our executive officers other than Mr. Saylor.

In September 2014, at Mr. Saylor’s request, the Compensation Committee reduced Mr. Saylor’s annual base salary to $1. The Compensation Committee considered that following the reduction in Mr. Saylor’s salary and elimination of his incentive cash bonus arrangement, a larger percentage of Mr. Saylor’s compensation would be directly tied to the Company’s stock performance, which is consistent with the Company’s compensation policies approved by stockholders at our 2023 Annual Meeting of Stockholders, and that such change would not adversely impact his financial stability. The Compensation Committee considered Mr. Saylor’s compensation arrangements in each of February 2023 and February 2024 and, in each case at Mr. Saylor’s request, left his annual base salary at $1.

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In February 2023, the Compensation Committee approved the base salaries for Messrs. Saylor and Le, and the President & CEO approved the base salaries for Messrs. Adkisson, Kang and Shao, effective January 1, 2023, as indicated in the table below. In February 2024, the Compensation Committee approved the base salaries for Messrs. Saylor and Le and the President & CEO approved the base salaries for Messrs. Kang and Shao, effective January 1, 2024, as indicated in the table below.

	Base Salary as of December 31, 2022 ($)	Base Salary as of January 1, 2023 ($)	Base Salary as of January 1, 2024 ($)
Michael J. Saylor	1	1	1
Phong Q. Le	1,000,000	1,000,000	1,000,000
Kevin L. Adkisson(1)	400,000	400,000	—
Andrew Kang	640,000	640,000	640,000
W. Ming Shao	640,000	640,000	640,000

(1)	Mr. Adkisson resigned as Senior Executive Vice President & Chief Revenue Officer on July 5, 2023. Prior to his resignation, his salary was $400,000.

In making these determinations, the Compensation Committee and the President & CEO, as applicable, did not assign relative weights to Company and individual performance, but instead made subjective determinations that the amounts of base salary were appropriate and in so doing considered the following general factors:

•

each executive officer’s individual performance, as measured against various strategic, operational, and financial objectives in such executive officer’s area of responsibility such as operational excellence and revenue growth, as well as:

Phong Le: the additional responsibilities he undertook in connection with his assumption of the CEO role, including bitcoin-related initiatives and business strategy, his efforts in structuring and executing the Company’s financing transactions and bitcoin strategy, and the additional responsibilities Mr. Le undertook when he assumed the role as head of the Company’s sales organization and sales function upon Mr. Adkisson’s resignation;

Kevin Adkisson: sales execution and performance;

Andrew Kang: financial, accounting, and strategic management initiatives, including his contributions to the Company’s bitcoin strategy and financing transactions; and

Ming Shao: oversight of corporate governance, commercial contracts, legal risk management, and other legal matters, as well as bitcoin-related initiatives and business strategy and his efforts in structuring and executing the Company’s financing transactions and bitcoin strategy.

•

job responsibilities of each executive officer as we implement new business initiatives, including our business transformation initiative, focus on revenue growth, and adjustment of our strategic plan for an evolving business environment;

•

each executive officer’s strengths and abilities in his respective field, leadership skills, management experience, employment and compensation history, overall compensation arrangements, and long-term potential to enhance stockholder value;

•	the competitive market for talented managers with comparable experience and expertise; and

•	Company performance over the prior several quarters and motivation to grow the business in the future, as well as general economic and industry conditions.

In addition, in making their determinations with respect to 2023 base salaries, the Compensation Committee and the President & CEO considered analyses received from WTW regarding executive compensation in the Company’s peer group and WTW’s conclusion that the 2022 base salaries for the named executive officers other than Mr. Adkisson, were in the upper quartile of the peer group and generally competitive with the market. Mr. Adkisson’s base salary was in the 50th percentile.

Each position is unique, not only in function, but also in terms of the market norms for compensation and the pool of potential executives who may be available to fill that particular role. Given these unique conditions, determinations regarding base salaries are unique to each executive officer and do not necessarily reflect any comparative judgments.

MICROSTRATEGY | 2024 Proxy Statement	23

Cash Bonuses

Our cash bonus compensation is designed to help (i) attract and retain talented executive officers, (ii) reward achievement of strategic, operational, and financial objectives that support our goal of enhancing stockholder value, and (iii) motivate executive officers to achieve superior performance in their areas of responsibility. Together with equity awards, our cash bonus compensation program is one of the main vehicles for providing performance-based compensation to executive officers. The Compensation Committee, and the President & CEO, as applicable, consider various factors in determining the form and structure of the cash bonus arrangement that is most appropriate for attracting, retaining, rewarding, and motivating the individual executive officer.

No Saylor Cash Bonus

In September 2014, at Mr. Saylor’s request, the Compensation Committee eliminated Mr. Saylor’s incentive cash bonus arrangement. The Compensation Committee considered that, following the reduction in Mr. Saylor’s salary and elimination of his incentive cash bonus arrangement, a larger percentage of Mr. Saylor’s compensation would be directly tied to the Company’s stock performance, which is consistent with the Company’s compensation policies approved by stockholders at our 2023 Annual Meeting of Stockholders, and that such change would not adversely impact his financial stability. The Compensation Committee considered Mr. Saylor’s compensation arrangements in each of February 2023 and February 2024 and, in each case at Mr. Saylor’s request, did not establish a cash bonus arrangement for him.

Discretionary Annual Cash Bonuses

For 2023, Mr. Le’s compensation included a discretionary annual cash bonus target established based in part on the Compensation Committee’s subjective evaluation of the appropriate targets to help retain, reward and motivate Mr. Le, and the compensation of Messrs. Kang and Shao included discretionary annual cash bonus targets established based in part on the President & CEO’s subjective evaluation of the appropriate targets to help retain, reward, and motivate them. In addition, in setting the discretionary annual cash bonus targets for 2023, the Compensation Committee and the President & CEO considered analyses received from WTW regarding executive target bonuses as a percentage of base salary in the Company’s peer group and WTW’s conclusion that the 2022 target bonuses of the Company’s executive officers were generally aligned with the 75th percentile of the peer group or higher, with Mr. Kang’s cash bonus target approximating the 50th percentile.

In making their determinations of the discretionary annual cash bonus targets for 2023, the Compensation Committee and the President & CEO, as applicable, took into account the same factors described above with respect to base salary determinations. In setting target bonus amounts for the other executive officers, the President & CEO also considered the expectations for the business department headed by each executive officer and the executive officers’ potential for achieving the expectations. The Compensation Committee and the President & CEO, as applicable, believed that a discretionary annual cash bonus arrangement was an appropriate mechanism for retaining, rewarding, and motivating Messrs. Le, Kang, and Shao with respect to 2023 because each of these executive officers was responsible for, among other things, strategic and operational objectives that cannot always be measured by traditional financial metrics, which included the following objectives:

Phong Le: contributions to operational, financial, and human capital management initiatives, including bitcoin-related initiatives and business strategy;

Andrew Kang: financial, accounting, and strategic management initiatives, including his contributions to the Company’s equity offering transactions and bitcoin strategy; and

Ming Shao: oversight of corporate governance, commercial contracts, legal risk management, and other legal matters, as well as bitcoin-related initiatives and business strategy and his efforts in structuring and executing the Company’s equity offering transactions.

The Compensation Committee determined to leave the discretionary bonus target for Mr. Le unchanged for 2023, and the President & CEO determined to leave discretionary bonus targets for Messrs. Kang, and Shao unchanged for 2023, in each case after taking into consideration the factors described above.

The Compensation Committee, in determining the bonus award for Mr. Le with respect to 2023, and the President & CEO, in determining the bonus awards for Messrs. Kang and Shao with respect to 2023, subjectively determined each

24	MICROSTRATEGY | 2024 Proxy Statement

applicable executive officer’s overall performance and achievement of various strategic, operational, and financial objectives, in relation to the target bonus amount that was previously established for the applicable executive officer, all in the context of general economic and industry conditions and Company performance. For example, the Compensation Committee and the President & CEO subjectively determined that the applicable executive officers enhanced our operational excellence, achieved specific elements of our long-term strategic plans, and implemented development of certain growth initiatives. In addition, the Compensation Committee with respect to Mr. Le and the President & CEO with respect to Messrs. Kang and Shao, subjectively determined that each of the applicable executive officers had made continued progress in the area of his responsibility. The Compensation Committee also considered Mr. Le’s efforts in implementing the Company’s bitcoin strategy and business transformation initiative, and the additional responsibilities he undertook in connection with his assumption of the CEO role, and the President & CEO also considered (i) Mr. Kang’s efforts in developing and implementing the Company’s bitcoin strategy, and his efforts in structuring and executing the Company’s “at the market” equity offering, and (ii) Mr. Shao’s efforts in implementing the corporate governance and regulatory compliance aspects of the bitcoin strategy and his efforts in structuring and executing the Company’s “at the market” equity offering. None of these achievements was assigned any specific weighting or dollar amount of the total bonus.

The Compensation Committee calculated the individual bonus payout to Mr. Le, and the President & CEO calculated individual bonus payouts to each of Messrs. Kang and Shao utilizing the following formula:

Individual Annual Cash Bonus Target for 2023 ($)	X	Individual Achievement Percentage (%)	X	Company Performance Percentage (%)	=	Individual Bonus Payout ($)

Individual Achievement Percentage. The individual achievement percentage is based on the Compensation Committee’s and President & CEO’s, as applicable, subjective assessment of each executive officer’s overall performance and achievement of objectives for 2023. A higher performance assessment drives a higher individual percentage (and vice-versa) such that it is possible for an executive officer who exceeds performance expectations to receive an individual achievement percentage above 100% and for an executive officer with a low performance assessment to receive less than his bonus target or no bonus. The performance assessments were based on an overall subjective assessment of each executive officer’s performance and no single factor was determinative in the individual achievement percentage, nor was the impact of any individual factor on the individual achievement percentage quantifiable.

Company Performance Percentage. The Company performance percentage is based on the President & CEO’s quarterly subjective assessment (and, in the case of the President & CEO’s discretionary annual bonus, the Compensation Committee’s annual subjective assessment) of the Company’s overall business and product development achievements and financial performance. The Compensation Committee and the President & CEO, as applicable, did not determine any pre-set range for the Company performance percentage and approved a Company performance percentage of 85% for 2023, which was equivalent to the average Company performance percentage used in determining bonuses for all Company employees on a discretionary bonus plan.

In the first quarter of 2024, the Compensation Committee determined the cash bonus award for Mr. Le with respect to performance in 2023, and the President & CEO determined the cash bonus awards to Messrs. Kang and Shao with respect to performance in 2023, as follows:

	Individual Annual Cash Bonus Target for 2023 ($)	Individual Achievement Percentage (%)	Company Performance Percentage (%)	Individual Bonus Payout ($)

Phong Q. Le	800,000	100	85	680,000

Andrew Kang	500,000	100	85	425,000

W. Ming Shao	500,000	100	85	425,000

MICROSTRATEGY | 2024 Proxy Statement	25

Sales Management Variable Compensation Plan

In February 2023, the President & CEO established a performance-based sales management variable compensation plan for Mr. Adkisson with respect to his performance for 2023. Since Mr. Adkisson was responsible for managing the Company’s worldwide sales organization, the President & CEO believed that basing Mr. Adkisson’s cash bonus plan on his department’s “Contribution” (as defined below) would provide the appropriate reward and incentive for his efforts to strengthen sales execution and operating margin growth. The President & CEO believed that establishing Contribution as a performance metric would help to align Mr. Adkisson’s interests with those of our stockholders because increases in this metric directly increase the overall value of the Company to stockholders.

Under the Sales Management Variable Compensation Plan, Mr. Adkisson was entitled to receive cash bonus compensation, determined and payable quarterly, based on the achievement of three performance criteria:

•	Individual Achievement – a quantitative measure serving as the baseline for Target Compensation (as described below);

•	Teamwork – a qualitative measure based on individual and team performance; and

•	Professional Development – a qualitative measure focused on professional growth.

Individual Achievement, calculated by reference to Contribution as described below, served as the baseline for quarterly Target Compensation, with performance in Teamwork and Professional Development having the potential to serve as accelerators or decelerators to Target Compensation or to defer variable compensation payout.

“Target Compensation” was calculated by multiplying Contribution (defined below) by 1.25%.

“Contribution” was calculated by subtracting Revenue Budget from Revenue, each as defined below.

“Revenue Budget” was the minimum threshold Revenue that Mr. Adkisson’s business unit was required to achieve for Mr. Adkisson to be eligible to receive a payout under the Sales Management Variable Compensation Plan. For 2023, Revenue Budget was $24 million for the first quarter, $29.5 million for the second quarter, $31.75 million for the third quarter, and $44.75 million for the fourth quarter, resulting in total Revenue Budget for the year of $130 million.

“Revenue” was the value of transactions sold during the measurement period. Revenue only included appropriately executed contracts (orders) that included a complete order package containing all elements necessary for the Company to recognize revenue and where the Company has determined that such revenue was recognizable under U.S. GAAP. Transactions “sold” refers to the non-cancellable amounts of an executed contract, excluding any shipping, taxes, referral fees or similar fees. Any Revenue that was cancelled or written off would be charged back for purposes of calculating Mr. Adkisson’s applicable bonus to the extent he had been given credit for such Revenue in calculating such bonus.

Mr. Adkisson was only eligible to receive cash bonus compensation for a given quarter if Revenue exceeded Revenue Budget for the quarter, resulting in positive Contribution. If Contribution was less than zero, then such negative amount was carried forward to the subsequent quarter within the calendar year and included as a charge in computing Contribution under subsequent quarters during the year until the negative amount was eliminated or the calendar year concludes.

Mr. Adkisson’s department achieved Contribution of $3.5 million with respect to the first quarter of 2023, and a negative Contribution with respect to the second quarter of 2023, resulting in Target Compensation of $43,951 for the first quarter, and Mr. Adkisson not being eligible to receive a cash bonus under the plan with respect to the second quarter. Mr. Adkisson resigned in July 2023 and was not eligible to receive payments under the plan with respect to the third and fourth quarters of 2023. The President & CEO determined that no adjustment was necessary for achievement of the Teamwork and Professional Development criteria for each of the first and second quarters, and consequently, after certain adjustments relating to revenue received, Mr. Adkisson received an aggregate bonus payout of $40,185 under the Sales Management Variable Compensation Plan with respect to 2023.

26	MICROSTRATEGY | 2024 Proxy Statement

Equity Awards

In September 2013, the Board adopted the 2013 Equity Plan, and in April 2023, the Board adopted the 2023 Equity Plan, in each case in order to enhance our ability to attract, retain, reward, and motivate persons who are expected to make important contributions to the Company, and to provide such persons with equity ownership opportunities and performance-based incentives that are intended to further align their long-term interests with those of our stockholders.

The 2023 Equity Plan replaced the 2013 Equity Plan, though awards outstanding under the 2013 Equity Plan as of the effective date of the 2023 Equity Plan remain outstanding. Employees, officers, directors, consultants, and advisors (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act or any successor form) of the Company may be granted awards under the 2023 Equity Plan. As of March 26, 2024, an aggregate of 225,736 shares of our Class A Stock are authorized for issuance under the 2023 Equity Plan. No additional awards may be issued under the 2013 Equity Plan. The 2023 Equity Plan provides for the grant of incentive stock options intended to qualify as such under Section 422 of the Code, non-statutory stock options, restricted stock, RSUs, stock appreciation rights, other stock-based awards, and cash-based awards. Any type of award granted under the 2023 Equity Plan may be granted subject to the achievement of specified performance goals.

In 2020, the Compensation Committee granted RSUs to each executive officer, other than Mr. Saylor, in lieu of stock options. In 2021, the Compensation Committee returned to primarily granting stock option awards to executive officers. In 2022, WTW conducted an assessment of our equity compensation program for executive officers and made several recommendations, including that we tie equity awards more closely to defined annual long term incentive values based on market data and other factors, and that we diversify the types of awards granted to include RSUs and PSUs. In 2023, based upon advice from WTW, the Compensation Committee granted PSUs to executive officers for the first time, and transitioned to a targeted allocation of equity award value of approximately 40% to stock options, 40% to PSUs and 20% to RSUs for executive officers.

In granting equity awards, the Compensation Committee, based on recommendations from the President & CEO, made subjective evaluations of appropriate award amounts to help attract, retain, reward, and motivate the applicable executive officer based on the scope of the executive officer’s responsibilities, employment, and compensation history with us, overall compensation arrangements, including outstanding equity awards held by the executive officer, and long-term potential to enhance stockholder value, all in the context of general economic and industry conditions and Company performance. The Compensation Committee also took into account the stock option grants made in the third and fourth quarters of 2022 to Messrs. Le and Shao, respectively, when determining the grant of equity awards in June 2023, and determined not to grant additional option awards to Messrs. Le and Shao, and to instead grant to them only PSUs and RSUs. Accordingly, in June 2023 Messrs. Le and Shao received awards with value allocated approximately 67% to PSUs and 33% to RSUs. The Compensation Committee generally targeted for each of the executive officers a total value of equity awards in the upper quartile relative to the Company’s peer group.

Pursuant to the 2023 Equity Plan, the Compensation Committee granted the following awards to named executive officers in June 2023:

	Stock Options	PSUs	RSUs

Phong Q. Le	—	9,537	4,768

Andrew Kang	4,949	3,406	1,703

W. Ming Shao	—	3,065	1,533

Kevin Adkisson(1)	1,980	1,362	681

(1)	Mr. Adkisson’s awards granted in June 2023 expired unvested in connection with his resignation from the Company in July 2023.

In each case, the awards were granted on the terms and conditions as described below. All outstanding awards are also subject to such other terms and conditions as are set forth in the applicable plan and the applicable award agreement.

Stock Options

Outstanding stock options generally vest as to 25% of the original number of shares subject to the award on the first anniversary of the grant date and as to an additional 25% on each anniversary thereafter until the award is vested in full,

MICROSTRATEGY | 2024 Proxy Statement	27

unless earlier terminated in accordance with the terms of the applicable equity plan or the applicable award agreement; provided that awards granted to executive officers will vest in full, to the extent not already vested, upon the occurrence of a “change in control event” if the executive officer is terminated without “cause” by the Company or resigns for “good reason” (in each case as defined in the applicable award agreement) within 12 months following the change in control event or if the acquiring company does not assume the award or substitute equivalent awards.

The outstanding stock options have an exercise price per share equal to the closing sale price of our Class A Stock as quoted on Nasdaq on the grant date and expire ten years following the grant date.

If a stock option recipient dies or becomes disabled before the final exercise date of an option, the option shall be exercisable within one year of the date of such death or disability; provided that such option shall be exercisable only to the extent that it was exercisable by the award recipient on the date of his or her death or disability and only until the final exercise date.

If a stock option recipient ceases to be eligible to receive award grants under the applicable plan, including through termination of employment without cause, the stock option recipient generally retains the right to exercise his or her option to the extent that the option was exercisable on the date of such cessation for a period of three months after such cessation. However, if the stock option recipient is terminated for cause, the stock option recipient’s right to exercise his or her option terminates in full immediately upon such termination, and if the stock option recipient violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement, or other agreement between the stock option recipient and the Company, the stock option recipient’s right to exercise his or her option terminates in full immediately upon such violation.

RSUs

Outstanding RSUs generally vest as to 25% of the original number of shares subject to the award on the first anniversary of the grant date and as to an additional 25% on each anniversary thereafter until the award is vested in full, unless earlier terminated in accordance with the terms of the applicable equity plan or the applicable award agreement; provided that awards granted to executive officers will vest in full, to the extent not already vested, upon the occurrence of a “change in control event” if the executive officer is terminated without “cause” by the Company or resigns for “good reason” (in each case as defined in the applicable award agreement) within 12 months following the change in control event or if the acquiring company does not assume the award or substitute equivalent awards.

Absent a change in control event, if an RSU recipient ceases to be eligible to receive award grants under the 2013 Equity Plan or the 2023 Equity Plan, as applicable, including through termination of employment without cause, the RSUs that are unvested as of such time are forfeited immediately to the Company without payment of consideration.

PSUs

Based upon advice received from WTW, in June 2023 the Compensation Committee for the first time granted performance awards, which are subject to achievement of a total stockholder return (“TSR”) performance goal. Executive officers received a “target” number of PSUs. The number of PSUs that will vest will be determined based on the Company’s TSR over a three-year performance period (June 1, 2023 – May 31, 2026) relative to the TSR of the group of companies in the Nasdaq Composite Index. The Compensation Committee granted PSUs with a three-year cliff vesting period and potential payout factors in excess of 100% to promote retention. The Committee selected the Nasdaq Composite Index to measure the Company’s relative TSR because this index provides a sufficient number of comparable companies and represents a significant majority of the companies with which the Company competes for stockholder capital.

The measurement of the achievement of the TSR performance goal will be made based on the average stock price over a 90-trading day period for both the Company and the companies in the Nasdaq Composite Index as of both the beginning and the end of the performance period. Only companies that are in the Nasdaq Composite Index as of both the date that is 90 trading days before the first day of the performance period through, and including, the last day of the performance period will be included in the measurement. The measurement of the 90-trading day period at the beginning of the performance period begins on the day immediately prior to the first day of the performance period. The measurement of the 90-trading day period at the end of the performance period ends on the last day of the performance period.

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The number of PSUs, if any, that vest will be determined and certified by the Compensation Committee following the end of the performance period and will be equal to the product of (i) the target number of PSUs and (ii) the applicable payout factor, calculated as set forth below:

The Company’s TSR Performance Stated as a Comparative Percentile Ranking Within the Members of the Nasdaq Composite Index	Payout Factor
≥ 75th Percentile	200%
50th Percentile	100%
25th Percentile	50%
< 25th Percentile	0%

The payout factor will be linearly interpolated for TSR performance between the 25th and 75th percentiles.

Upon a change in control, achievement of the performance goal will be measured as of immediately prior to the closing of the change in control transaction, and the award will convert to a time-vested RSU for the remainder of the performance period, subject to acceleration on a qualifying termination (i.e., termination without cause or for good reason).

Upon death or disability of a participant, the award would remain outstanding and the participant or his or her estate would receive the pro rata portion of the shares that otherwise would have vested had the participant remained in service through the completion of the applicable performance period and certification of the achievement of the performance goal by the Compensation Committee.

Except as noted above, the participant is required to remain an eligible participant under the 2023 Equity Plan through the Compensation Committee’s certification of the achievement of the performance goal (which we expect to occur shortly after the end of the performance period) for the PSU to be eligible for vesting.

Additionally, several executive officers were granted equity awards in prior years. For a description of awards outstanding for each of the named executive officers as of December 31, 2023, please see the information in the table “Outstanding Equity Awards at 2023 Fiscal Year-end” in “Executive Officer Compensation.”

We believe that stock option awards, RSUs, PSUs, discretionary and sales management variable cash bonus arrangements, and our sales performance incentive fund arrangements, as applicable, provide appropriate short and long-term incentives to our executive officers to increase stockholder value through their collective efforts in corporate functions, product design, engineering, marketing, and sales and services to our customers.

Perquisites and Other Personal Benefits

In 2023, we provided the executive officers with perquisites and other personal benefits that the Compensation Committee and the President & CEO believe are reasonable and consistent with our overall compensation program. We believe that the cost of these benefits to us is a reasonable use of our resources and we monitor these costs closely in reviewing our compensation program. The Company’s payment of these costs may result in imputed compensation to the executive officers for tax purposes. These benefits are designed to:

•	allow our executive officers to participate in important Company meetings and other events;

•

allow our executive officers to maintain appropriate levels of visibility and activity in business, professional, and social circles that may benefit our business, as well as enjoying time with friends and family;

•

allow our executive officers (and in particular, our Executive Chairman) to make more productive and efficient use of their time for Company business and enhance their personal security, in particular during personal travel;

•

allow our executive officers (and in particular, our Executive Chairman) to be in communication with the Company and available to quickly respond to time-sensitive Company matters during personal travel in an environment that allows for confidential communications regarding Company business;

•	promote our executive officers’ health and well-being; and

•	enhance our ability to retain our executive officers.

MICROSTRATEGY | 2024 Proxy Statement	29

The Company has a program pursuant to which it arranges for individual disability insurance policies to be provided to eligible executive officers and certain other senior employees as a supplement to the group disability insurance that is available to most Company employees and pays the premiums with respect to such supplemental policies. Certain of our executive officers are eligible to participate in this program.

The Company has a program pursuant to which it pays the cost of annual healthcare screenings for eligible executive officers. All executive officers are currently eligible to participate in this program.

The Company’s executive officers are also eligible to participate in the Company’s 401(k) plan, which includes an employer match of up to $5,000 annually, and group term life insurance plan, each of which is a benefit available to most Company employees.

The Company owns a Bombardier Global Express XRS aircraft (collectively with additional aircraft that the Company may lease or charter, the “Company Aircraft”). The Company permits personal use of Company Aircraft by executive officers and employees of the Company when the applicable Company Aircraft is not being used exclusively for business.

The Company allows executive officers to make personal use of tickets to sporting, charity, dining, entertainment, or similar events, as well as use of corporate suites, club memberships, or similar facilities that the Company may acquire (collectively, the “Corporate Development Programs”).

From time to time, MicroStrategy’s Board of Directors may hold meetings and other related activities in various locations, for which the Company pays specified travel, lodging, food, beverage, entertainment, and related expenses on behalf of the participants (including any participating executive officers) and their guests.

The Company sponsors an annual trip and related events for sales and service personnel who have met specified performance criteria as well as certain executive officers, other Company personnel, and their guests. The Company pays for specified travel, lodging, food, beverage, entertainment, and related expenses on behalf of the participants (including any participating executive officers) and their guests. The Company has established a policy that the compensation imputed to Michael Saylor as a result of this perquisite, excluding any associated tax gross-up payments, may not exceed $30,000 in any fiscal year.

The Company may also request that Company personnel, including executive officers, participate in conferences, symposia, and other similar events or activities relating to the Company’s business for which the Company pays for the expenses of Company participants and their guests.

The Company also makes available to Mr. Saylor, as MicroStrategy’s Executive Chairman, perquisites that are not generally available to other executive officers:

•

The Company permits Mr. Saylor to use the services of one or more drivers for his personal use. The Company has established a policy that the aggregate compensation to Mr. Saylor and any other director or employee of the Company as a result of personal use of such car services, excluding any associated tax gross-up payments, may not exceed $100,000 in any fiscal year.

•

The Company subleases, at no rental cost, periodic use of a standard cubicle at the Company’s current headquarters building to Aeromar Management Company, LLC, which is a company wholly owned by Mr. Saylor and through which Mr. Saylor conducts personal business activities and allows Mr. Saylor certain use of assistants for personal matters.

•

The Company pays for various costs related to a security program pursuant to which security services are provided to Mr. Saylor, provided that the total cost to the Company of such program, together with any associated tax gross-up payments to Mr. Saylor, does not exceed $1,400,000 in any given calendar year (the “Security Program Cap”).

•

The Company may hold, host, or otherwise arrange events, outings, or other similar entertainment functions at which Mr. Saylor is permitted to entertain personal guests. The Company has established a policy that the aggregate incremental cost to the Company of such entertainment activities (to the extent that they are not Corporate Development Programs) attributable to Mr. Saylor, including any associated tax gross-up payments, may not exceed $75,000 in any fiscal year (the “Entertainment Events Cap”).

•	The Company permits Mr. Saylor to make personal use of the website, Michael.com, which is owned and maintained by the Company.

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To the extent that any of the arrangements described above result in compensation to an executive officer, the Company pays to (or withholds and pays to the appropriate taxing authority on behalf of) such executive officer a tax gross-up in cash approximating his (i) federal and state income and payroll taxes on the taxable income associated with such arrangements, plus (ii) federal and state income and payroll taxes on the taxes that the individual may incur as a result of the payment of taxes by the Company with respect to the imputed compensation, subject to the Entertainment Events Cap and Security Program Cap, as applicable.

The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the Executive Chairman and President & CEO and may adjust, add, or eliminate certain perquisites or benefits. Similarly, the Compensation Committee and President & CEO periodically review the levels of perquisites and other personal benefits provided to the other executive officers and may adjust, add, or eliminate certain perquisites or benefits.

Change-in-control Agreement

The stock option awards and RSUs granted under the 2013 Equity Plan and 2023 Equity Plan to our executive officers provide or provided, as applicable, (A) for stock options and RSUs vesting in full (i) upon the occurrence of a change in control event under specified conditions or (ii) upon the termination without cause or resignation for good reason of the applicable executive officer within 12 months following a change in control event, and (B) for PSUs, upon a change in control, measurement of achievement of the performance goal as of immediately prior to the closing of the change in control transaction, with the award converting to a time-vested RSU for the remainder of the performance period, subject to acceleration on a qualifying termination (i.e., termination without cause or for good reason), in each case as described above in the “—Elements Used to Achieve 2023 Compensation Objectives—Equity Awards” section. For details on potential payments upon a change in control, please see “Executive and Director Compensation—Executive Officer Compensation—Potential Payments Upon Termination or Change in Control.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

By the Compensation Committee of the Board of Directors of MicroStrategy Incorporated.

Carl J. Rickertsen
Jarrod M. Patten
Leslie J. Rechan

MICROSTRATEGY | 2024 Proxy Statement	31

Executive Officer Compensation

The compensation information set forth below relates to compensation paid by us to the individuals serving as either our principal executive officer or principal financial officer and the other executive officers who were serving as executive officers as of December 31, 2023. In this section, we refer to all of these individuals as our “named executive officers” or our “executive officers.”

Summary Compensation Table

The table below sets forth certain information concerning the compensation of the executive officers for the fiscal years ended December 31, 2023, December 31, 2022, and December 31, 2021, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)		Total ($)
Michael J. Saylor(4) Chairman of the Board & Executive Chairman (Former Principal Executive Officer)	2023	1	—		—	—	799,669	(14)	799,670
	2022	1	—		—	—	670,811		670,812
	2021	1	—		—	—	2,780,240		2,780,241
Phong Q. Le(5) President & Chief Executive Officer	2023	1,000,000	680,000	(8)	5,954,383	—	393,872	(15)	8,028,255
	2022	939,773	770,000	(8)	—	18,324,800	139,787		20,174,360
	2021	900,000	1,000,000	(8)	—	15,237,200	1,581,384		18,718,584
Andrew Kang(6)	2023	640,000	425,000	(9)	2,126,570	920,217	46,067	(16)	4,157,854
Senior Executive Vice President & Chief Financial Officer	2022	413,333	424,658	(10)	987,200	1,921,500	5,080		3,751,771
Kevin L. Adkisson(7)	2023	233,333	142,370	(11)	850,378	368,161	100,904	(17)	1,695,146
Senior Executive Vice President & Chief Revenue Officer	2022	400,000	645,804	(12)	—	4,550,200	27,563		5,623,567
W. Ming Shao Senior Executive Vice President, General Counsel & Secretary	2023	640,000	425,000	(13)	1,913,802	—	52,344	(18)	3,031,146
	2022	640,000	550,000	(13)	—	6,983,800	36,487		8,210,287
	2021	600,000	650,000	(13)	—	7,618,600	42,445		8,911,045

(1)

Stock Awards include RSUs granted prior to 2023, and RSUs and PSUs granted in 2023. Represents the grant date fair value of RSUs granted under the 2013 Equity Plan and the 2023 Equity Plan and PSUs granted under the 2023 Equity Plan, calculated in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation.” See Note 11 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for the assumptions made in determining grant date fair value for the RSUs and PSUs. This amount reflects the grant date fair value for the RSUs and PSUs and is not intended to represent the value, if any, that has been or will be actually realized by the individual.

(2)

Represents the grant date fair value of an option to purchase shares of our Class A Stock granted under the 2013 Equity Plan and the 2023 Equity Plan, calculated in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation.” See Note 11 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for the assumptions made in determining grant date fair value for the option. This amount reflects the grant date fair value for the option and is not intended to represent the value, if any, that has been or will be actually realized by the individual.

(3)

All Other Compensation includes the value of perquisites and other personal benefits, employer 401(k) Plan Match, and group term Life Insurance for the executive officer, as well as tax gross-ups paid to such executive officer for the fiscal year.

For purposes of the amounts reported in this column for 2023:

•	“401(k) Plan Match” refers to matching payments of up to $5,000 annually made by the Company under the Company’s 401(k) plan, which is a benefit available to most Company employees;

•	“Company Aircraft” refers to the Bombardier Global Express XRS aircraft owned by the Company collectively with additional aircraft that we may lease or charter;

•	“Life Insurance” refers to premiums paid by the Company with respect to a group term life insurance plan, which is a benefit available to most Company employees;

•

“President’s Club” refers to an annual trip and related events for sales and services personnel who have met specified performance criteria as well as certain executive officers, other Company personnel, and their guests;

•	“Security Program” refers to the expenses related to the security program pursuant to which the Company pays for various costs related to the provision of security to Mr. Saylor;

32	MICROSTRATEGY | 2024 Proxy Statement

•

“Supplemental Disability Insurance” refers to premiums paid by the Company with respect to individual disability insurance policies provided to certain Company personnel, including eligible executive officers, as a supplement to the group disability insurance that is available to most Company employees.

•	“Executive Physicals” refers to the costs of annual healthcare screenings provided by a third-party health care provider for which certain company executives, other than Mr. Saylor, are eligible.

See “Executive and Director Compensation—Compensation Discussion and Analysis” for further discussion of the benefits referred to in this footnote.

With respect to each item of All Other Compensation, we report the aggregate incremental cost to the Company. We generally calculate aggregate incremental cost to the Company by disregarding fixed costs that the Company has already incurred as a general matter but are necessary to provide the item and aggregating only the variable costs that the Company incurs as a result of providing the item to the executive officer. We calculate aggregate incremental cost to the Company for the following perquisites that represented the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for a particular executive officer as indicated below:

•

With respect to the Company Aircraft, we have determined that there is no aggregate incremental cost to the Company when personal guests of executive officers accompany executive officers on business flights. When the purpose of the flight is personal in nature, we determine the aggregate incremental cost of providing the Company Aircraft for personal use by aggregating variable costs associated with the particular flight such as fuel costs, crew travel expenses, casual and temporary labor costs, aviation staff expenses, aircraft trip planning fees, handler and landing fees, and catering costs. In addition, with respect to 2021 only, when determining the aggregate incremental cost of providing the Company Aircraft for personal use we also attributed to such personal use a pro rata share of the fixed costs of maintaining the Company Aircraft during the year (determined based on the total flight hours of an executive officer’s personal use in 2021 compared to the total flight hours of the Company Aircraft for all uses during 2021), due to the overall use of the Company Aircraft in 2021 having been primarily for personal rather than business purposes. This resulted in a substantial increase in aggregate incremental cost per flight hour of personal use for 2021 as compared to 2022 and 2023.

•

With respect to Mr. Saylor’s use of assistants for personal matters, we have determined that there is no aggregate incremental cost to the Company as such Company personnel are otherwise performing services for the Company in connection with the business of the Company.

•

With respect to the Security Program, we have determined that the aggregate incremental cost to the Company of providing this benefit is calculated by prorating certain aggregated costs associated with the operation of the Security Program by the percentage of time spent by the security specialists on matters that are personal in nature. Such costs include compensation and fees for the security specialists, travel, parking, lodging, and meal expenses associated with the provision of security services, consulting and advisory fees, rent and related office expenses, training, and other business costs. In addition, the aggregate incremental cost to the Company of providing the Security Program includes amounts paid by the Company to enhance the operation and security of the network infrastructure at certain properties owned by Mr. Saylor.

(4)	Mr. Saylor ceased serving as the Company’s Chief Executive Officer and began serving as the Company’s Executive Chairman in August 2022.
(5)

From July 2020 to May 2022, Mr. Le was appointed as the Company’s President and ceased serving as the Company’s Senior Executive Vice President & Chief Operating Officer, but remained in his role as Chief Financial Officer. Mr. Le ceased serving as the Company’s Chief Financial Officer in May 2022 and began serving as the Company’s President & Chief Executive Officer in August 2022.

(6)	Mr. Kang joined the Company and began serving as the Company’s Senior Executive Vice President & Chief Financial Officer in May 2022.
(7)	Mr. Adkisson resigned as Senior Executive Vice President & Chief Revenue Officer effective as of July 5, 2023.
(8)	Amount shown represents a discretionary cash bonus awarded to Mr. Le for the respective fiscal year.
(9)	Amount shown represents a discretionary cash bonus awarded to Mr. Kang for 2023.
(10)

Amount shown represents (i) a one-time reporting bonus of $100,000 and (ii) a prorated discretionary cash bonus of $324,658 awarded to Mr. Kang for 2022. The cash bonus award was a prorated amount to reflect time worked in 2022.

(11)

Amount shown represents (i) a one-time severance payment of $100,000 and (ii) a cash bonus award pursuant to Mr. Adkisson’s 2023 Sales Management Variable Compensation Plan (“Variable Compensation Plan”) made with respect to Mr. Adkisson’s performance in the first quarter of 2023. Such amount was determined according to performance criteria relating to revenue, teamwork, and professional development goals specified in the Variable Compensation Plan.

(12)

Amount shown represents quarterly cash bonus awards pursuant to Mr. Adkisson’s 2022 Sales Management Variable Compensation Plan (“2022 Variable Compensation Plan”) as well as additional promotional cash bonus awards paid to Mr. Adkisson pursuant to a sales performance inventive fund (“SPIF”) for migrating customers to our MCE (Cloud) service, all of which were made with respect to Mr. Adkisson’s performance in 2022. The amounts of these individual cash bonus awards were determined according to performance criteria relating to revenue, teamwork, and professional development goals specified in the 2022 Variable Compensation Plan and under the SPIF, as applicable.

(13)	Amount shown represents a discretionary cash bonus awarded to Mr. Shao for the respective fiscal year.
(14)

Amount shown consists of (i) $293,987 in connection with the Security Program, (ii) $351,003 in connection with personal use of the Company Aircraft, (iii) $143,740 in tax gross-ups paid to Mr. Saylor for 2023, (iv) $6,000 in connection with personal use of a Company website, and (v) $4,939 in Supplemental Disability Insurance.

(15)

Amount shown consists of (i) $238,288 in connection with personal use of the Company Aircraft, (ii) $133,000 in tax gross-ups paid to Mr. Le for 2023, (iii) $13,714 in connection with President’s Club, (iv) $5,000 in connection with 401(k) Plan Match, (v) $3,750 in connection with Executive Physicals and (vi) $120 in connection with Life Insurance.

(16)

Amount shown consists of (i) $22,480 in connection with President’s Club, (ii) $18,467 in tax gross-ups paid to Mr. Kang for 2023, (iii) $5,000 in connection with 401(k) Plan Match and (iv) $120 in connection with Life Insurance.

(17)

Amount shown consists of (i) $53,846 in connection with accrued but unused vacation in connection with Mr. Adkisson’s resignation from the Company, (ii) $23,387 in connection with President’s Club, (iii) $18,601 in tax gross-ups paid to Mr. Adkisson for 2023, (iv) $5,000 in 401(k) Plan Match, and (v) $70 in connection with Life Insurance.

(18)

Amount shown consists of (i) $19,167 in tax gross-ups paid to Mr. Shao for 2023, (ii) $15,592 in connection with President’s Club, (iii) $12,465 in Supplemental Disability Insurance, (iv) $5,000 in connection with 401(k) Plan Match, and (v) $120 in connection with Life Insurance.

MICROSTRATEGY | 2024 Proxy Statement	33

Grants of Plan-based Awards for 2023

The following table sets forth certain information concerning grants of plan-based awards to the executive officers for the fiscal year ended December 31, 2023:

			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Grant Type
Michael J. Saylor	—	—	—	—	—	—
Phong Q. Le	6/5/2023	RSUs	4,768	—	—	$1,317,684
Phong Q. Le	6/5/2023	PSUs	9,537	—	—	$4,636,699
Kevin L. Adkisson(4)	6/5/2023	Options	—	1,980	$276.36	$368,161
Kevin L. Adkisson(4)	6/5/2023	RSUs	681	—	—	$188,201
Kevin L. Adkisson(4)	6/5/2023	PSUs	1,362	—	—	$662,177
Andrew Kang	6/5/2023	Options	—	4,949	$276.36	$920,217
Andrew Kang	6/5/2023	RSUs	1,703	—	—	$470,641
Andrew Kang	6/5/2023	PSUs	3,406	—	—	$1,655,929
W. Ming Shao	6/5/2023	RSUs	1,533	—	—	$423,660
W. Ming Shao	6/5/2023	PSUs	3,065	—	—	$1,490,142

(1)

Amount shown relates to RSUs and PSUs. The RSUs (i) will vest as to 25% of the original number of RSUs on the first anniversary of the date of grant and will vest as to an additional 25% on each anniversary thereafter until fully vested, unless earlier terminated in accordance with the terms of the 2023 Equity Plan and/or the applicable RSU agreement, (ii) provide for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable RSU agreement, and (iii) are otherwise subject to such other terms and conditions as are set forth in the RSU agreement and the 2023 Equity Plan. Each PSU represents a contingent right to receive shares of Class A Stock of between 0% and 200% of the target number of units, with the percentage determined based on our relative TSR as compared to the TSR of members of the Nasdaq Composite Index over a three-year performance period (June 1, 2023 to May 31, 2026). Vesting is subject to certification by the Compensation Committee of the level of achievement of the performance goal and the participant’s continued service through that date. The PSUs are otherwise subject to such other terms and conditions as are set forth in the PSU agreement and the 2023 Equity Plan. The “target” number of PSUs is provided in this table.

(2)

The amounts shown relate to options to purchase shares of our Class A Stock granted under the 2023 Equity Plan. Each option (i) is not intended to qualify as an incentive stock option, (ii) expires on the tenth anniversary of the date of grant, (iii) will vest as to 25% of the original number of shares subject to the stock option on the first anniversary of the date of grant and vests as to an additional 25% on each anniversary thereafter until the option is vested in full, unless earlier terminated in accordance with the terms of the 2023 Equity Plan or the applicable option agreement, (iv) provides for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable option agreement, and (v) is otherwise subject to such other terms and conditions as are set forth in the applicable option agreement and the 2023 Equity Plan.

(3)

Amounts calculated in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation.” See Note 11 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for the assumptions made in determining grant date fair values. These amounts reflect the grant date fair values for the options and RSUs and are not intended to represent the value, if any, that has been or will be actually realized by the individual.

(4)	Mr. Adkisson resigned as Senior Executive Vice President & Chief Revenue Officer effective as of July 5, 2023.

34	MICROSTRATEGY | 2024 Proxy Statement

Outstanding Equity Awards at 2023 Fiscal Year-end

The following table sets forth information concerning unexercised options and unvested RSUs and PSUs outstanding as of December 31, 2023, for each of the executive officers. All option awards, RSUs and PSUs were with respect to our Class A Stock and were granted under the 2013 Equity Plan and 2023 Equity Plan.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price per Share ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)
Michael J. Saylor	400,000	—	121.43	4/30/2024	—	—
Phong Q. Le	5,000	—	189.16	3/8/2027	—	—
	65,000	—	151.60	11/22/2029	—	—
	20,000	20,000	691.23	2/23/2031	—	—
	10,000	30,000	404.60	2/17/2032	—	—
	15,000	45,000	231.15	9/13/2032	—	—
	—	—	—	—	250	48,068
	—	—	—	—	4,768	1,317,648
	—	—	—	—	9,537	2,635,645
Kevin L. Adkisson(4)	—	—	—	—	—	—
Andrew Kang	3,750	11,250	197.44	5/18/2032	—	—
	—	4,949	276.36	6/5/2033	—	—
	—	—	—	—	3,750	740,400
	—	—	—	—	1,703	470,641
	—	—	—	—	3,406	941,282
W. Ming Shao	12,500	—	151.60	11/22/2029	—	—
	10,000	10,000	691.23	2/23/2031	—	—
	5,000	15,000	404.60	2/17/2032	—	—
	5,000	15,000	175.00	11/10/2032	—	—
	—	—	—	—	250	48,068
	—	—	—	—	1,533	423,660
	—	—	—	—	3,065	847,043

(1)

Each option (i) is not intended to qualify as an incentive stock option, (ii) has an exercise price per share equal to the closing sale price of our Class A Stock as quoted on Nasdaq on the grant date, (iii) expires on the tenth anniversary of the grant date, (iv) vested or will vest as to 25% of the original number of shares subject to the stock option on the first anniversary of the grant date and vests as to an additional 25% on each anniversary thereafter until the option is vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan, the 2023 Equity Plan or the applicable option agreement, (v) provides for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable option agreement, and (vi) is otherwise subject to such other terms and conditions as are set forth in the applicable option agreement, the 2013 Equity Plan and the 2023 Equity Plan.

(2)

Amounts shown relate to RSUs and PSUs. The RSUs (i) will vest as to 25% of the underlying shares on the first anniversary of the grant date and as to an additional 25% on each anniversary thereafter until the RSUs are vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan, the 2023 Equity Plan or the applicable RSU agreement, (ii) provides for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable RSU agreement, and (iii) is otherwise subject to such other terms and conditions as are set forth in the applicable RSU agreement, the 2013 Equity Plan and the 2023 Equity Plan, as applicable. Each PSU represents a contingent right to receive shares of Class A Stock of between 0% and 200% of the target number of units, with the percentage determined based on our relative TSR as compared to the TSR of members of the Nasdaq Composite Index over a three-year performance period (June 1, 2023 to May 31, 2026). Vesting is subject to certification by the Compensation Committee of the level of achievement of the performance goal and the participant’s continued service through that date. The PSUs are otherwise subject to such other terms and conditions as are set forth in the PSU agreement and the 2023 Equity Plan. The “target” number of PSUs is provided in this table.

MICROSTRATEGY | 2024 Proxy Statement	35

(3)	The market value of the RSUs and PSUs is based on the closing price of our Class A Stock on Nasdaq on December 29, 2023.
(4)	Mr. Adkisson resigned as Senior Executive Vice President & Chief Revenue Officer on July 5, 2023 and has no exercisable options or unvested RSUs or PSUs remaining as of December 31, 2023.

Option Exercises and Stock Vested in 2023

The following table sets forth information concerning (i) the number of shares acquired and the value realized on exercise or transfer for value of stock options and (ii) the number of shares acquired, and the value realized on vesting of stock awards during the fiscal year ended December 31, 2023, by each of the executive officers.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael J. Saylor	—	—	—	—
Phong Q. Le	35,000	$8,898,232	250	$126,220
Kevin L. Adkisson(1)	15,000	$2,172,250	—	—
Andrew Kang	—	—	1,250	$359,475
W. Ming Shao	12,000	$2,368,344	250	$126,220

(1)

Although Mr. Adkisson resigned as Senior Executive Vice President & Chief Revenue Officer on July 5, 2023, his employment with the Company continued through July 31, 2023, as a result of which options to purchase an additional 3,125 shares vested on July 31, 2023 prior to his departure from the Company.

Potential Payments Upon Termination or Change in Control

The options to purchase shares of our Class A Stock granted under the 2013 Equity Plan and the2023 Equity Plan to the executive officers outstanding as of December 31, 2023 provide for vesting in full in connection with a change in control event if the executive officer is terminated without “cause” by the Company or resigns for “good reason,” in each case as defined in the applicable option agreement, within 12 months following the change in control event or if the acquiring company does not assume the options or substitute equivalent awards. If such a change in control event had occurred on December 31, 2023, and the specified conditions as set forth in the applicable option agreement were satisfied:

•	no portion of the option held by Mr. Saylor would have been subject to accelerated vesting because the option was already fully vested as of December 31, 2023;

•

vesting of the options held by Mr. Le would have been accelerated with respect to (i) 30,000 shares granted in February 2022, representing a benefit of $6,810,600, based on the difference between $404.60, the exercise price per share of the option, and $631.62, the closing price of our Class A Stock on Nasdaq on December 29, 2023 and (ii) 45,000 shares granted in September 2022, representing a benefit of $18,016,650, based on the difference between $231.25, the exercise price per share of the option, and $631.62, the closing price of our Class A Stock on Nasdaq on December 29, 2023; no portion of the remaining options held by Mr. Le would have been subject to accelerated vesting, or if subject to accelerated vesting would have resulted in a benefit, because (i) with respect to the option granted in 2017, the remaining shares underlying such option were already fully vested as of December 31, 2023, (ii) with respect to the option granted in 2019, the remaining shares underlying such option were already fully vested as of December 31, 2023, and (iii) with respect to the option granted in 2021, the remaining shares underlying such option were either already vested as of December 31, 2023 or would not have resulted in a benefit because the exercise price of the shares underlying such option was greater than the closing price of our Class A Stock on Nasdaq on December 29, 2023;

•

vesting of the options held by Mr. Kang would have been accelerated with respect to (i) 11,250 shares granted in May 2022, representing a benefit of $4,884,525, based on the difference between $197.44, the exercise price per share of the option, and $631.62, the closing price of our Class A Stock on Nasdaq on December 29, 2023 and (ii) 4,949 shares granted in June 2023, representing a benefit of $1,758,182, based on the difference between $276.36, the exercise price per share of the option, and $631.62, the closing price of our Class A Stock on Nasdaq on December 29, 2023;

36	MICROSTRATEGY | 2024 Proxy Statement

•

vesting of the options held by Mr. Shao would have been accelerated with respect to (i) 15,000 shares granted in February 2022, representing a benefit of $3,405,300, based on the difference between $404.60, the exercise price per share of the option, and $631.62, the closing price of our Class A Stock on Nasdaq on December 29, 2023 and (ii) 15,000 shares granted in November 2022, representing a benefit of $6,849,300, based on the difference between $175.00, the exercise price per share of the option, and $631.62, the closing price of our Class A Stock on Nasdaq on December 29, 2023; no portion of the remaining options held by Mr. Shao would have been subject to accelerated vesting, or if subject to accelerated vesting would have resulted in a benefit, because (i) with respect to the option granted in 2019, the remaining shares underlying such option were already vested as of December 31, 2023 and (ii) with respect to the option granted in 2021, the remaining shares underlying such option were either already vested as of December 31, 2023 or would not have resulted in a benefit because the exercise price of the shares underlying such option was greater than the closing price of our Class A Stock on Nasdaq on December 29, 2023.

As with the options, the RSUs granted under the 2013 Equity Plan and 2023 Equity Plan to the executive officers outstanding as of December 31, 2023 provide for vesting in full in connection with a change in control event if the executive officer is terminated without “cause” by the Company or resigns for “good reason,” in each case as defined in the applicable RSU agreement, within 12 months following the change in control event or if the acquiring company does not assume the RSUs or substitute equivalent awards. If such a change in control event had occurred on December 31, 2023, and the specified conditions as set forth in the applicable RSU agreement were satisfied, (i) the vesting of the RSUs held by Mr. Le would have been accelerated with respect to 5,018 shares, representing a benefit of $3,169,469, (ii) the vesting of the RSUs held by Mr. Kang would have been accelerated with respect to 5,453 shares, representing a benefit of $3,444,224, and (iii) the vesting of the RSUs held by Mr. Shao would have been accelerated with respect to 1,783 shares representing a benefit of $1,126,178, in each case based on the $631.62 closing price of our Class A Stock on Nasdaq on December 29, 2023.

For PSUs, upon a change in control, achievement of the performance goal will be measured as of immediately prior to the closing of the change in control transaction, and the award will convert to a time-vested RSU for the remainder of the performance period, subject to acceleration on a qualifying termination (i.e., termination without cause or for good reason), in each case as described above in the “—Elements Used to Achieve 2023 Compensation Objectives—Equity Awards” section. If such events had occurred on December 31, 2023, (i) the vesting of the PSUs held by Mr. Le would have been accelerated with respect to 19,074 shares, representing a benefit of $12,047,520, (ii) the vesting of the PSUs held by Mr. Kang would have been accelerated with respect to 6,812 shares, representing a benefit of $4,302,595, and (iii) the vesting of the PSUs held by Mr. Shao would have been accelerated with respect to 6,130 shares representing a benefit of $3,871,831 in each case based on the $631.62 closing price of our Class A Stock on Nasdaq on December 29, 2023 and reflecting a payout factor of 200%. In addition, under the offer letter he executed in connection with joining the Company, Mr. Kang is entitled to a severance payment in the event that his employment was terminated without cause, as defined in the offer letter, in an amount equal to twelve (12) months of base salary and an additional amount to be determined by the Company not to exceed his annual bonus potential prorated for the time he worked in that year up through his termination date, contingent on signing and not revoking a general release of claims against the Company. Assuming that the triggering event for such payment occurred on December 31, 2023, Mr. Kang would have been entitled to a severance payment of $640,000 (his base salary as of such date) plus an additional amount to be determined by the Company of up to $500,000 (his annual bonus potential for 2023).

In connection with his resignation in July 2023, Mr. Adkisson entered into an agreement with the Company, which provided for a lump-sum cash payment of $100,000.

MICROSTRATEGY | 2024 Proxy Statement	37

Director Compensation

In 2023, prior to our 2023 Annual Meeting, each non-employee or “outside” director received a fee of $37,500 for each quarterly meeting of the Board that the outside director attended in person, telephonically, or virtually. Each outside director who was (i) a member of the Audit Committee also received a fee of $10,000 (or $12,500 in the case of the Chair of the Audit Committee) for each quarterly meeting of the Audit Committee, that the outside director attended in person, telephonically, or virtually, and (ii) a member of the Compensation Committee also received a fee of $5,000 (or $7,500 in the case of the Chair of the Compensation Committee), which was paid quarterly (provided that, in order to be eligible to receive the fee with respect to a fiscal quarter, the outside director must have served on the Compensation Committee on the last day of such fiscal quarter). Each outside director was also entitled to receive up to an additional $12,000 of fees in the aggregate in any fiscal quarter for additional services delegated by the Board to such outside director in the outside director’s capacity as a member of the Audit Committee, the Compensation Committee, the Board, or any other committee of the Board; provided that any such fee paid with respect to a particular service was required to be approved by the Board following the completion of such service by the outside director.

In April 2023, the Compensation Committee recommended, and the Board approved, amendments to the compensation program for the Company’s outside directors, which commenced with the conclusion of the 2023 Annual Meeting. Since our 2023 Annual Meeting, each outside director is entitled to receive an annual retainer of $100,000 ($25,000 per quarter), which is not contingent on meeting attendance. Each outside director who is a member of the Audit Committee is also entitled to receive a quarterly fee of $10,000 (or $15,000 in the case of the Chair of the Audit Committee); provided that, in order to be eligible to receive the fee with respect to a fiscal quarter, the outside director must serve on the Audit Committee on the last day of such fiscal quarter. Each outside director who is a member of the Compensation Committee is also entitled to receive a quarterly fee of $5,000 (or $7,500 in the case of the Chair of the Compensation Committee); provided that, in order to be eligible to receive the fee with respect to a fiscal quarter, the outside director must serve on the Compensation Committee on the last day of such fiscal quarter. Outside directors are no longer eligible to receive additional retainers for additional delegated services.

Beginning in April 2021, outside directors have received all fees for their service on the Board in bitcoin instead of cash. At the time of payment, the fees are converted from U.S. dollars into bitcoin by the payment processor and then deposited into the digital wallet of the applicable outside director.

Additionally, pursuant to the 2023 Equity Plan, on May 31 of each year beginning in 2023, each non-employee director who is then serving as a non-employee director as of such date is automatically granted Awards with an aggregate fair value (calculated based on grant date fair value for financial reporting purposes) equal to $300,000, half of which ($150,000) consist of non-statutory stock options and half of which ($150,000) consist of RSUs. Each such Award vests on the first anniversary of the date of grant.

In establishing the new director compensation program, the Board and Compensation Committee reviewed analysis and recommendations prepared by WTW, including peer group data and percentiles provided by WTW as a baseline for comparison. The estimated total remuneration associated with the new compensation program for all the Company’s current outside directors in the aggregate (calculated by including annual retainers and equity awards for all outside directors but excluding all committee retainers and meeting fees) is at approximately the 50th percentile relative to the peer group.

From time to time, the Board may hold meetings and other related activities in various locations for which the Company pays for the expenses of outside directors and their guests (“Meeting Activities”). In addition, we may hold, host, or otherwise arrange parties, outings, or other similar entertainment events for which the Company pays for the expenses of outside directors and their guests (“Entertainment Events”). We may also request that outside directors participate in conferences, symposia, and other similar events or activities relating to our business for which the Company pays the expenses of outside directors and their guests (“Company-sponsored Activities” and collectively with Meeting Activities and Entertainment Events, “MicroStrategy Activities”). Any employee director is also eligible to participate in MicroStrategy Activities.

We are also authorized to make available, from time to time, for personal use by outside directors: tickets to sporting, charity, dining, entertainment, or similar events, as well as use of corporate suites, club memberships, or similar facilities that we may acquire; Company-owned vehicles and related driving services; the services of one or more drivers for vehicles other than Company-owned vehicles; and the Company’s Bombardier Global Express XRS aircraft (collectively with additional aircraft that we may lease or charter, the “Company Aircraft”). Outside directors may make personal use of

38	MICROSTRATEGY | 2024 Proxy Statement

Company Aircraft; provided that (a) all outside directors are invited by the Company to travel on the applicable flight and (b) such personal use is in connection with the outside director’s participation in one or more (1) Meeting Activities, (2) Entertainment Events to which all outside directors have been invited, or (3) Company-sponsored Activities. In addition, outside directors may make personal use of Company Aircraft on a “ride-along” basis. We also make available to outside directors certain medical, dental, and vision insurance plan benefits that we offer to our U.S. employees.

To the extent that any of the arrangements described above, other than fee compensation, result in imputed compensation to an outside director, we pay to (or withhold and pay to the appropriate taxing authority on behalf of) such outside director a tax gross-up in cash approximating his (i) federal and state income and payroll taxes on the taxable income associated with such arrangements, plus (ii) federal and state income and payroll taxes on the taxes that the outside director may incur as a result of the payment of taxes by us with respect to the imputed compensation, subject to the aggregate amount limitations described above in “Executive and Director Compensation—Compensation Discussion and Analysis,” if applicable.

The following table sets forth information concerning the compensation of each of our non-employee directors for the fiscal year ended December 31, 2023. For more information regarding the compensation of our employee directors, Messrs. Saylor and Le, please see “Executive and Director Compensation—Executive Officer Compensation” above.

Name	Fees Earned or Paid in Bitcoin ($)	Equity Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Stephen X. Graham	170,000	299,896	7,600	477,496
Jarrod M. Patten	172,500	299,896	—	472,396
Leslie J. Rechan	132,500	299,896	12,980	445,376
Carl J. Rickertsen	182,500	299,896	8,665	491,061

(1)

Represents the aggregate grant date fair value of automatic annual grants made pursuant to our 2023 Equity Plan to each non-employee director on May 31, 2023, and calculated in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation.” Pursuant to the 2023 Equity Plan, in May 2023 we granted to each of our non-employee directors 497 RSUs and options to purchase 761 shares of our Class A Stock. See Note 11 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for the assumptions made in determining grant date fair value for these options. The amounts reflect the grant date fair value for these options and are not intended to represent the value, if any, that has been or will be actually realized by the individual. As of December 31, 2023, our non-employee directors held the following shares of our Class A Stock and the following number of outstanding options to purchase shares of our Class A Stock:

Name	Shares of Class A Stock	Outstanding Options(a)	Unvested RSUs(b)
Stephen X. Graham	200	39,761	497
Jarrod M. Patten	—	60,761	497
Leslie J. Rechan	2,000	22,011	497
Carl J. Rickertsen	2,000	18,261	497

(a)

Each option (i) is not intended to qualify as an incentive stock option, (ii) has an exercise price per share equal to the closing sale price of our Class A Stock as quoted on Nasdaq on the grant date, (iii) expires on the tenth anniversary of the grant date, and (iv) provides for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable option agreement. Stock options granted prior to May 2023 vested or will vest as to 25% of the original number of shares subject to the stock option on the first anniversary of the grant date and vests as to an additional 25% on each anniversary thereafter until the option is vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan or the applicable option agreement, and are otherwise subject to such other terms and conditions as are set forth in the applicable option agreement and the 2013 Equity Plan. Stock options granted in May 2023 will vest as to 100% of the original number of shares subject to the stock option on the first anniversary of the grant date, unless earlier terminated in accordance with the terms of the 2023 Equity Plan or the applicable option agreement, and are otherwise subject to such other terms and conditions as are set forth in the applicable option agreement and the 2023 Equity Plan.

(b)

Each RSU vests as to 100% on the first anniversary of the grant date, unless earlier terminated in accordance with the terms of the 2023 Equity Plan or the applicable RSU agreement, and is otherwise subject to such other terms and conditions as are set forth in the applicable RSU agreement and the 2023 Equity Plan. The RSU agreement provides for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable RSU agreement.

(2)

All Other Compensation includes the value of perquisites and other personal benefits for the director, as well as tax gross-ups paid to the applicable director for the fiscal year, but does not include perquisites and other personal benefits for the director if the total value of all perquisites and other personal benefits for such director in a given fiscal year was less than $10,000. For the fiscal year ended December 31, 2023, the figures shown in this column represent only tax gross-ups paid to the applicable director for the fiscal year. Personal use of the Company Aircraft by Messrs. Graham, Patten, and Rickertsen resulted in no aggregate incremental cost to the Company.

MICROSTRATEGY | 2024 Proxy Statement	39

Equity Compensation Plan Information
The following table provides information as of December 31, 2023, about our Class A Stock authorized for issuance under our 2013 Equity Plan, 2023 Equity Plan and our 2021 Employee Stock Purchase Plan (the “2021 ESPP”), which were our only equity compensation plans in effect as of December 31, 2023:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#)	Weighted average exercise price of outstanding options, warrants, and rights ($/Sh)	Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by stockholders	1,529,530	$286.78 (1)	298,200 (2)
Equity compensation plans not approved by stockholders	—	—	—
Total	1,529,530	$286.78 (1)	298,200 (2)

(1)
Represents the weighted-average exercise price of 1,293,627 options, 185,153 RSUs, and 50,750 PSUs (which is the maximum shares issuable upon vesting of the 25,375 PSUs granted under the 2023 Equity Plan) issued under our 2013 Equity Plan and 2023 Equity Plan. The weighted-average exercise price of the options is $286.78. The RSUs and PSUs do not have an exercise price.

(2)
Consists of 238,593 shares remaining available for issuance under the 2023 Equity Plan and 59,607 shares remaining available for issuance under the 2021 ESPP. This number excludes 6,932 shares that were issued at the end of the ESPP purchase period, which began on September 1, 2023, and ended on February 29, 2024, after the end of our 2023 fiscal year. Shares available for issuance under the 2023 Equity Plan may be issued pursuant to options, stock appreciation rights, restricted stock, RSUs, PSUs and other stock-based awards.

40	MICROSTRATEGY | 2024 Proxy Statement

Pay Versus Performance
As discussed in “Executive and Director Compensation—Compensation Discussion and Analysis,” the goal of our compensation program
for our executive officers is the same as our goal for operating the Company—to create long-term value for our stockholders. The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officers (the “PEOs”) and our other named executive officers (the
“Non-PEO
Named Executive Officers”) as presented in the Summary Compensation Table on page 32 (the “SCT Amounts”), (ii) the “compensation actually paid” to our PEOs and our
Non-PEO
Named Executive Officers, as calculated pursuant to the SEC’s pay-versus-performance
rules (the “CAP Amounts”), (iii) certain financial performance measures, and (iv) the relationship of the CAP Amounts to those financial performance measures.
This disclosure has been prepared in accordance with Item 402(v) of Regulation
S-K
under the Exchange Act and does not necessarily reflect value actually realized by the executives or how our Compensation Committee or President & CEO, as applicable, make compensation decisions in light of Company or individual performance. For discussion of how our Compensation Committee and the President & CEO, as applicable, make compensation decisions, please see “Executive and Director Compensation—Compensation Discussion and Analysis.”
Pay Versus Performance

Year	Summary Compen- sation Table Total for First PEO (Saylor) (1) ($)	Summary Compen- sation Table Total for Second PEO (Le) (1) ($)	Compen- sation Actually Paid to First PEO (Saylor) (2) ($)	Compen- sation Actually Paid to Second PEO (Le) (2) ($)	Average Summary Compen- sation Table Total for Non-PEO Named Executive Officers (3) ($)	Average Compen- sation Actually Paid to Non-PEO Named Executive Officers (2) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss) ($) (in thousands) (6)	Non-GAAP Adjusted Income from Operations ($) (in thousands) (6)
							Total Shareholder Return (4) ($)	Peer Group Total Shareholder Return (5) ($)
2023	N/A	8,028,255	N/A	63,649,217	2,420,954	10,435,349	443	221	429,121	70,375
2022	670,812	20,174,360	670,812	(15,836,288)	6,282,443	(1,983,026)	99	133	(1,469,797)	74,163
2021	2,780,241	N/A	2,780,241	N/A	12,152,910	27,803,878	382	207	(535,480)	90,220
2020	407,160	N/A	407,160	N/A	1,308,109	11,094,471	272	150	(7,524)	68,226

(1)
Mr. Saylor (our “First PEO”) served as our PEO in 2020, 2021 and until August 7, 2022. Mr. Le (our “Second PEO”) is the current PEO and has served as our PEO since August 8, 2022. The amounts reported under Summary Compensation Table Total for First PEO and Summary Compensation Table Total for Second PEO reflect the total compensation amounts reported in the “Summary Compensation Table” for our First PEO and our Second PEO, respectively, for each respective year in which such individual served as PEO for any portion of the year.

(2)
The following table describes the adjustments, each of which is prescribed by SEC rule, to calculate the CAP Amounts from the SCT Amounts. The SCT Amounts and the CAP Amounts do not reflect the actual amounts of compensation earned by or paid to the executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation
S-K
under the Exchange Act.

MICROSTRATEGY | 2024 Proxy Statement	41

Adjustments	2023		2022			2021		2020
	PEO ($)	Non-PEO Named Executive Officers * ($)	First PEO ($)	Second PEO ($)	Non-PEO Named Executive Officers* ($)	PEO ($)	Non-PEO Named Executive Officers * ($)	PEO ($)	Non-PEO Named Executive Officers * ($)
SCT Total Compensation	8,028,255	2,420,954	670,812	20,174,360	6,282,443	2,780,241	12,152,910	407,160	1,308,109
Adjustments for stock and option awards
Less: Aggregate value for stock awards and option awards included in SCT Amounts for the covered fiscal year	(5,954,383)	(1,544,782)	—	(18,324,800)	(5,204,525)	—	(10,158,133)	—	(144,203)
Plus: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	14,378,619	3,063,917	—	8,087,752	2,363,133	—	6,768,250	—	291,412
Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	35,805,915	5,448,715	—	(14,730,642)	(3,518,449)	—	6,072,885	—	9,894,279
Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	11,390,811	1,481,456	—	(11,042,958)	(1,905,628)	—	12,967,966	—	424,806
Less: Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	—	(434,911)	—	—	—	—	—	—	(679,932)
CAP Amounts (as calculated)	63,649,217	10,435,349	670,812	(15,836,288)	(1,983,026)	2,780,241	27,803,878	407,160	11,094,471

42	MICROSTRATEGY | 2024 Proxy Statement

*	Amounts presented are averages for the entire group of Non-PEO Named Executive Officers in each respective year.

Stock option grant date fair values were calculated based on the Black-Scholes valuation model as of the grant date. The calculations of stock option fair values as of each measurement date were made using the Black-Scholes valuation model, using the stock price as of the measurement date with updated assumptions (i.e., expected term, volatility, and risk free rates) as of the measurement date. In updating the expected term assumptions as of each measurement date, we considered the passage of time, exercise history, and
“in-the-money”
status of awards (i.e. how much the award’s exercise price was above or below the market price of the underlying class A common stock issuable upon exercise of such award) and adjusted the expected term, as applicable. RSU grant date fair values were calculated using the stock price as of the grant date. RSU fair values as of year-end
and as of each date of vesting were calculated using the stock price as of the applicable date. All of our PSUs include a market condition such that vesting is subject to the Company’s achievement of a relative total shareholder return performance goal over a three-year performance period. The number of PSUs that will vest will be based on the percentile ranking of the Company’s TSR over the three-year performance period as compared to the TSR of the members of the Nasdaq Composite Index over the same period, with the payout factor ranging from 0% to 200% of the number of PSUs granted. The PSU grant date fair values were calculated using a Monte Carlo simulation as of the grant date. The calculations of unvested PSU fair values as of year-end
were made using a Monte Carlo simulation, using the stock price as of year-end
with updated assumptions (i.e., expected term, volatility, risk free rates, actual TSR from date of grant to year-end)
as of the measurement date.

(3)
The amounts reported under Average Summary Compensation Table Total for
Non-PEO
Named Executive Officers reflect the average of the total compensation amounts reported in the “Summary Compensation Table” for the
Non-PEO
Named Executive Officers for each respective year. The
Non-PEO
Named Executive Officers were:

•	For 2023, Messrs. Saylor, Adkisson, Kang, and Shao;

•	For 2022, Messrs. Adkisson, Kang, Lang, and Shao;

•	For 2021, Messrs. Lang, Le, and Shao;

•	For 2020, Ms. Mayr and Messrs. Lang, Le, and Shao.

(4)
For the fiscal years ended December 31, 2023, 2022, 2021, and 2020 represents the cumulative total shareholder return (“TSR”) of our Class A Stock (“MicroStrategy TSR”) for the measurement periods beginning as of market close on December 31, 2019 and ending on December 31, 2023, 2022, 2021 and 2020, respectively.

(5)
For the fiscal years ended December 31, 2023, 2022, 2021 and 2020, represents the cumulative TSR of the Nasdaq Computer Index (“Peer Group TSR”) for the measurement periods beginning as of market close on December 31, 2019 and ending on December 31 of each of 2023, 2022, 2021, and 2020, respectively. The Nasdaq Computer Index is the peer group used by the Company for purposes of Item 201(e) of Regulation
S-K
under the Exchange Act in the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2023.

(6)
Reflects “Net Income (Loss)” for the fiscal years ended December 31, 2023, 2022, and 2021 included in the Company’s Consolidated Statements of Operations included in the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2023, and “Net Income (Loss)” for the fiscal year ended December 31, 2020 included in the Company’s Consolidated Statements of Operations included in the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2022.

(7)	Non-GAAP Adjusted Income from Operations is a non-GAAP financial measure calculated by adjusting loss from operations to exclude digital asset impairment losses and share-based compensation expense.
The following table lists the six financial and
non-financial
performance measures that, in our assessment, represent the most important performance measures that our Compensation Committee and President & CEO, as applicable, assess to link the CAP Amounts for our named executive officers for 2023 (our most recently completed fiscal year), to Company performance.

Measure	Nature	Explanation
Revenue	Financial Measure	Revenue generated by our business intelligence operating strategy in 2023
Current Subscription Billings	Financial Measure	A non-GAAP financial measure calculated as the sum of subscription services revenues and change in current deferred subscriptions services revenues
Non-GAAP Adjusted Income from Operations	Financial Measure	A non-GAAP financial measure calculated by adjusting loss from operations to exclude digital asset impairment losses and share-based compensation expense.
Non-GAAP Operating Margin	Financial Measure	The ratio of Non-GAAP Adjusted Income from Operations to Total Revenue
Total Stockholder Return	Financial Measure	Total returns on an investment in shares of Class A Stock
Bitcoin-Related Initiatives	Non-Financial Measure	Subjective evaluation of the effectiveness of the execution of our strategy to acquire and hold bitcoin to create shareholder value.

MICROSTRATEGY | 2024 Proxy Statement	43

The following charts show graphically the relationships over the past four years of the CAP Amounts for our PEOs and
Non-PEO
Named Executive Officers as compared to MicroStrategy TSR, Net Income (Loss), and
Non-GAAP
Adjusted Income from Operations, as well as the relationship between MicroStrategy TSR and Peer Group TSR:

For each of the fiscal years shown, we believe the CAP Amounts for our PEO(s) and
Non-PEO
Named Executive Officers were consistent with the changes in MicroStrategy TSR. Although CAP amounts for our PEO(s) and
Non-PEO
Named Executive Officers may be correlated to our Net Income (Loss) between the fiscal years ended December 31, 2021 and 2023, this is not a performance measure we use to link compensation actually paid to our named executive officers to Company performance.

44	MICROSTRATEGY | 2024 Proxy Statement

CEO Pay Ratio
Pursuant to applicable SEC rules, set forth below is the ratio of the total annual compensation of our CEO as of December 31, 2023 to
the median
of
the total annual compensation of our employees (excluding our CEO) for 2023. The ratio below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation
S-K.
We selected the median employee from the group of 1,933 U.S. and
non-U.S.,
full-time, part-time, temporary, and seasonal workers who were employed as of December 31, 2023 (the “Employee Pool”). The Employee Pool did not include Phong Le, who served as our CEO as of December 31, 2023, or third-party consultants and contractors. In identifying our median employee, we calculated the total annual compensation of each employee for the year ended December 31, 2023, using internal payroll and human resources records. Compensation calculated in foreign currency was converted into U.S. dollars using fixed foreign exchange rates set by our finance department.
As
disclosed
in the Summary Compensation Table on page 32, the total compensation for Mr. Le in 2023, as determined under Item 402 of
Regulation S-K,
was $8,028,255. The total compensation for our median employee in 2023, as determined under Item 402 of Regulation
S-K,
was $86,494. Based on the foregoing, for 2023, we estimate the ratio of our CEO’s total annual compensation to our median employee’s total annual compensation to be 92.8 to 1. Given the different methodologies that companies use in estimating their pay ratios, our estimated pay ratio set forth above should not be used as a basis for comparing companies.

MICROSTRATEGY | 2024 Proxy Statement	45

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2023, and discussed them with management and the Company’s independent registered public accounting firm, KPMG LLP (“KPMG”).

The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee has also received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence from the Company.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

By the Audit Committee of the Board of Directors of MicroStrategy Incorporated.

Stephen X. Graham
Jarrod M. Patten
Carl J. Rickertsen

46	MICROSTRATEGY | 2024 Proxy Statement

PROPOSAL 2—RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

The Audit Committee has selected KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and the Board has submitted the Audit Committee’s selection of KPMG to the stockholders for ratification. Although stockholder approval of the selection of KPMG is not required by law, the Company believes that it is advisable to give stockholders an opportunity to ratify this selection. If this Proposal 2 is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of KPMG.

Representatives of KPMG are expected to attend the virtual Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

The Board Recommends a Vote “FOR” the Ratification of the Selection of KPMG.	✔

MICROSTRATEGY | 2024 Proxy Statement	47

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Fees and Services

Aggregate fees for professional services rendered by KPMG to us for work performed during and related to the fiscal years ended December 31, 2023, and 2022 are summarized in the table below.

	Year Ended December 31,
Fee Category	2023 ($)	2022 ($)

Audit Fees	3,190,428	3,013,754

Total Fees	3,190,428	3,013,754

Audit Fees. This category includes fees for professional services rendered for the audits of our consolidated financial statements, services related to Sarbanes-Oxley Act compliance, assistance with review of documents filed with the SEC, services performed in connection with the issuance of comfort letters and consents, and statutory audits.

KPMG did not provide any audit-related, tax or other services to us during either of the periods presented.

Audit Committee Pre-approval Policies and Procedures

During the fiscal years ended December 31, 2023, and 2022, the Audit Committee pre-approved all services (audit and non-audit) provided to MicroStrategy by our independent registered public accounting firm. In situations where a matter cannot wait until a full Audit Committee meeting, the Chair of the Audit Committee has authority to consider and, if appropriate, approve audit and non-audit services. Any decision by the Chair of the Audit Committee to pre-approve services must be presented to the full Audit Committee at its next scheduled quarterly meeting. The Audit Committee requires us to make required disclosure in our SEC periodic reports relating to the approval by the Audit Committee of audit and non-audit services to be performed by the independent registered public accounting firm and the fees paid by us for such services. All fees related to services performed by KPMG during the fiscal years ended December 31, 2023, and 2022, respectively, were approved by the Audit Committee.

48	MICROSTRATEGY | 2024 Proxy Statement

OTHER MATTERS

The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote or otherwise act in accordance with their judgment on such matters.

By Order of the Board of Directors,

W. Ming Shao
Senior Executive Vice President, General Counsel and Secretary

April 12, 2024

The Board hopes that stockholders will attend the Annual Meeting. Whether or not you plan to attend, to help ensure representation of your shares at the Annual Meeting, you are urged to submit your voting instructions over the telephone or on the Internet or, if you received a printed copy of the proxy materials, by completing, signing, dating, and returning your proxy card or voting instruction form. Submitting voting instructions or a proxy card will not prevent you from attending the Annual Meeting and voting online during the Annual Meeting.

MICROSTRATEGY | 2024 Proxy Statement	49

MicroStrategy
Intelligence Everywhere

1850 Towers Crescent Plaza | Tysons Corner, VA 22182 | Copyright ©2024. All Rights Reserved.

microstrategy.com

MICROSTRATEGY INCORPORATED

ATTN: GENERAL COUNSEL

1850 TOWERS CRESCENT PLAZA

TYSONS CORNER, VA 22182

VOTE BY INTERNET

Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 21, 2024. Have your Proxy Card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/MSTR2024

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 21, 2024. Have your Proxy Card in hand when you call and then follow the instructions.

VOTE BY MAIL

Please fill in, date, and sign your Proxy Card and return it in the postage-paid envelope we have provided by May 21 2024. or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V38387-P07351        KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MICROSTRATEGY INCORPORATED				Withhold Authority For All Nominees
The Board of Directors recommends you vote FOR each of the following nominees:			For All Nominees		For All Except

1.	To elect the following six (6) directors for the next year.		☐	☐	☐

Nominees:

	01)	Michael J. Saylor
	02)	Phong Q. Le
	03)	Stephen X. Graham
	04)	Jarrod M. Patten
	05)	Leslie J. Rechan

	06)	Carl J. Rickertsen

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	To ratify the selection of KPMG LLP as MicroStrategy Incorporated’s independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐

Please sign exactly as your name or names appear(s) on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Notice of Internet Availability of Proxy Materials:

The Annual Report and Notice of Meeting & Proxy Statement are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V38388-P07351

MICROSTRATEGY INCORPORATED

Proxy for the Annual Meeting of Stockholders

to be held on Wednesday, May 22, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoint(s) Michael J. Saylor and W. Ming Shao, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of MicroStrategy Incorporated (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2024, on Wednesday, May 22, 2024 at 10:00 a.m., Eastern Daylight Time, and at any adjournment thereof (the “Meeting”).

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting.

This proxy, when properly delivered, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted “FOR ALL NOMINEES” with respect to Proposal 1, and “FOR” with respect to Proposal 2. This proxy may be revoked by the undersigned at any time before its exercise by delivery of written revocation or a subsequently dated Proxy Card to the Secretary of the Company or by voting electronically during the Meeting.

Continued and to be signed on reverse side